Exhibit 10.10

November 30, 2011

Vitran Corporation Inc.

c/o Royal Bank of Canada

Royal Bank Plaza

4th Floor, North Tower, PO Box 50

Toronto, ON M5J 2W7

Attention: Reiner Plessl

Vitran Express Canada Inc.

1201 Creditstone Road

Concord, Ontario

L4K 0C2

Attention: Fayaz Suleman

Dear Sirs

Re:	10077 Grace Road, Surrey, BC
18204 - 111 Avenue NW, Edmonton, AB
1201 Creditstone Road, Vaughan, ON and 2700 Langstaff Road, Vaughan, ON

CMLS Financial Ltd. (the “Lender”) is pleased to advise that on the basis of information provided in connection with your request for financing, your application for a mortgage loan (the “Loan”) has been approved subject to the terms and conditions set out herein.

This amended and restated commitment letter (as further amended, restated, supplemented or otherwise modified from time to time, the “Commitment Letter”) cancels, supersedes and replaces the commitment letter dated as of November 8, 2011 relating to the Properties (as herein defined) issued by the Lender to the Borrower and Covenantors (the “Original Commitment Letter”). Upon the signing of this Commitment Letter by the Lender, the Borrower and the Covenantors, the Original Commitment Letter shall be terminated and be of no further force and effect.

NOW THEREFORE in consideration of the covenants and agreements herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

LOAN TYPE

Conventional loan on the security of a first freehold mortgage (the “Mortgage”) on the land and buildings (individually a “Property” and together the “Properties”) located at:

10077 Grace Road, Surrey, British Columbia V3V-3V6 (the “BC Property”)

18204 – 111 Avenue NW, Edmonton, Alberta T5S-2H4 (the “AB Property”)

1201 Creditstone Road, Vaughan, Ontario L4K-0C2 and 2700 Langstaff Road, Vaughan, ON (the “ON Property”)

PURPOSE

To provide first mortgage financing on the Properties to enable the Borrower to repay its existing indebtedness.

BORROWER(S)

Vitran Express Canada Inc. (the “Borrower”)

COVENANTOR(S)

A guarantee shall be provided by Vitran Corporation Inc. (“Vitran”) and Expediteur T.W. Ltee (“ETW” together with Vitran, the “Covenantor(s)”) on a joint and several basis to make payments under the Loan and to perform all other obligations of the Borrower until the Loan has been satisfactorily repaid in full.

MORTGAGEE

CMLS Financial Ltd., on behalf of an investor client.

LEGAL DESCRIPTION

To be confirmed by the Lender’s counsel.

DESCRIPTION OF PROPERTY

A portfolio of three properties containing approximately 194,080 rentable square feet, located on approximately 42 acres.

PRINCIPAL AMOUNT

The principal amount of the Loan under this Commitment Letter is $39,225,000 (the “Principal Amount”) and the amount allocated to each Property below (the “Allocated Amount”) is only for prepayment and partial release purposes under the “Prepayment” and “Partial Release” sections below and shall not affect the amount to be secured under any security agreement in favour of the Lender or the obligation of the Borrower to pay the Principal Amount to the Lender in full. If a prepayment is made in accordance with the terms of the “Prepayment” and/or the “Insurance” sections, then each Allocated Amount is subject to reduction as provided therein.

CMSL Loan 50149	10077 Grace Road, Surrey, BC	$13,325,000
CMLS Loan 50150	18204 – 111 Avenue NW, Edmonton, AB	$4,875,000
CMLS Loan 50151	1201 Creditstone Road, Vaughan, ON and 2700 Langstaff Road, Vaughan, ON	$21,025,000

AMORTIZATION

Twenty-Five (25) years

INTEREST RATE

The interest rate for the Loan will be 300 basis points over the bid side yield to maturity expressed as a percentage per annum, compounded semi-annually, not in advance, of a publicly traded non-callable Government of Canada bond selected by the Lender and maturing on a date close to the Maturity Date of the loan as determined by the Lender as at the first Business Day on which the Lender receives the Borrower’s written request to set the interest rate (the “Interest Rate”). The Interest Rate must be set within 15 days of the anticipated funding date as set out in the written notice from the Borrower (the “Funding Notice”), and no later than 5 days prior to such funding date. The Funding Notice must be received by the Lender no later than 1:00 PM EST for rate setting that day. Notwithstanding the above, the Interest Rate shall not be less than 4.75%.

The Loan will be funded on the date set out in the Funding Notice from the Borrower, which must be within 15 days of the setting of the Interest Rate, otherwise the Lender reserves the right in its sole option to modify the rate by applying the formula provided herein.

Interest at the Interest Rate shall be calculated semi-annually and payable monthly not in advance both before and after demand, maturity, judgment and before and after default, based on the Principal Amount advanced and outstanding from time to time from and including the date of advance thereof. Interest on overdue interest shall be calculated and be payable at the same rate and in the same manner as set out herein.

COMMITMENT EXPIRY

December 15, 2011 hereinafter referred to as the “Commitment Expiry Date”. The Lender acknowledges the target funding date is November 30, 2011 or earlier.

Please also refer to clause entitled “Commitment Expiry” contained in the Standard Terms and Conditions.

INTEREST ADJUSTMENT DATE

The first (1st) day of the month next following the date of the advance of funds; being December 1, 2011 (the “Interest Adjustment Date”).

MATURITY DATE

Seven (7) years from the Interest Adjustment Date; being November 30, 2018 (the “Maturity Date”).

FUNDING

The Loan is to be advanced by way of a single advance of funds.

CMLS Loan No. 50149,50150 & 50151

Commitment Letter dated November 30, 2011

SECURITY FUNDING/ CONDITIONS PRECEDENT

CONDITIONS PRECEDENT TO FUNDING

Conditions precedent to the disbursement of funds under the Loan shall be:

1.	CREDIT AND FINANCIAL INFORMATION

Receipt and satisfactory approval by the Lender of the financial statements for all corporate Borrower and Covenantor(s).

All Borrower and Covenantor(s) hereby consent to the Lender commissioning and receiving credit reports on the Borrower and Covenantor(s), the cost of which is to the account of the Borrower.

The Borrower and Covenantor(s) acknowledge that all financial information has been provided to the Lender for the purpose of assessing credit risks associated with the Loan and that the Lender may, in order to fulfill its obligations or enforce its rights (including, without limitation, the enforcement of its security), confidentially disclose all such financial information to third parties (including, without limitation, credit rating agencies) in the ordinary course of business.

The Borrower and Covenantor(s) agree to have the attached Client Identification Certification (Schedule “F”) completed by its/their counsel and returned to the Lender and the Lender’s counsel as required herein.

2.	OPERATING STATEMENTS

Receipt and satisfactory review by the Lender of operating statements on each of the Properties for the past three years.

3.	APPRAISAL

Receipt and satisfactory review by the Lender of appraisal reports on each of the Properties from Cushman & Wakefield Ltd., acceptable to the Lender, establishing a minimum total market value for mortgage purposes of $60,350,000. The appraisals shall be accompanied by Reliance Letters authorizing the Lender to use and rely upon the appraisals for financing purposes. All costs associated with the Cushman & Wakefield Ltd. appraisals will be to the account of the Lender. The Lender confirms that the appraisals relating to the Properties dated October 31, 2011 prepared by Cushman & Wakefield Ltd. are acceptable for the purposes of satisfying the condition in this section.

4.	ENVIRONMENTAL REPORT (“ESA”)

Receipt and acceptance by the Lender of Phase I environmental reports or audits on each of the Properties prepared by an environmental consultant (the “Consultant”) satisfactory to the Lender. The report(s) must be dated within 1 year of the date of this Commitment Letter. If further investigative work is recommended, then the Borrower and the Lender will confer with the Consultant to determine the reasonable scope for the further work and, if practicable, provide the Consultant with express instructions to conduct such investigations as are required to permit the Consultant to issue the subsequent investigative report. Notwithstanding the foregoing, all ESA reports must conform to the Canadian Standards Association (Z768 for ESA Phase 1 reports and Z769 for ESA Phase 2 reports). The reports must be directed to or accompanied by a Transmittal Letter authorizing the Lender to use and rely upon the reports for financing purposes. All costs will be to the account of the Borrower. The Lender confirms that the ESA Phase 1 Reports relating to the Properties dated September 15, 2011 prepared by Pinchin Environmental are acceptable for the purposes of satisfying the condition in this section.

The mortgage shall contain Schedule “A” as attached wherein the Borrower covenants and agrees that to the best of its knowledge, there has not been, there are not currently and there will not in the future be any hazardous materials on each of the Properties, except for any hazardous materials which are handled or otherwise dealt with in accordance in all material respects with applicable law.

5.	ENGINEERING REPORT/BUILDING CONDITION REPORT

Receipt and satisfactory review by the Lender of an engineering report from an independent engineering firm acceptable to the Lender, confirming on each of the Properties the structural integrity of the building, the roof system therein and of all operating systems. The engineering report must also verify that each of the Properties complies with the appropriate provincial and municipal regulations. The report must be directed to or accompanied by a Transmittal Letter authorizing the Lender to use and rely upon the reports for financing purposes. All costs will be to the account of the Borrower. The Lender confirms that the Building Assessment Reports relating to the Properties dated September 15, 2011 prepared by Pinchin Environmental are acceptable for the purposes of satisfying the condition in this section.

6.	INSURANCE

Evidence of insurance in form and substance reasonably satisfactory to the Lender is required. Please see attached Schedule “B” for insurance requirements. Upon acceptance of this Commitment Letter, all insurance policies must be forwarded to the Lender’s insurance consultants, at the following address, for their review and approval:

Intech Risk Management Inc.

3 Church Street, Suite 400,

Toronto, ON M5E 1M2

Attention: Todd McCleave

Telephone: (416) 348-9111

Fax: (416) 348-9121

Email: tmccleave@intechrisk.com

The cost of the Lender’s insurance consultant’s review of the Borrower’ insurance shall be for the account of the Borrower and may be deducted from an advance of funds under the Loan. Material changes to insurance coverage during the term of the Loan will, at the sole discretion of the Lender, require an additional review by the Lender’s insurance consultant. All insurance review costs will be to the account of the Borrower.

Following is the name, address, and contact information of the employee at Vitran who can be contacted by the Lender’s insurance consultant with respect to the Borrower’s insurance coverage:

Name:	Rod Mowat
Address:	1201 Creditstone Road, Concord, Ontario
Phone:	416-798-4965 ext. 5205	Fax: 416-596-8039
E-mail:	rodmowat@vitran.com

It is further understood and agreed that it is the responsibility of the Borrower and/or its Insurance Broker to notify CMLS directly of any changes in coverage from the actual binder or certificates issued at the time of closing and release of funds. Please note that all insurance documentation after the loan funding date is to be submitted directly to CMLS as follows:

Addressed to the Mortgagee

c/o CMLS Financial Ltd.

Suite 2110 - 1066 West Hastings Street,

Vancouver, BC V6E 3X2

The Borrower shall be responsible for the cost of the review.

7.	PROPERTY INSPECTION

An inspection of each of the Properties by an authorized representative of the Lender.

8.	PROPERTY TAX NOTICES

A copy of the Current Year Property Tax Notices for each of the Properties (including interim and final tax bills) indicating no Taxes (as defined in the Mortgages) or utilities arrears or unpaid special levies.

9.	TITLE INSURANCE

A commercial lenders’ title insurance policy from First Canadian Title in a form satisfactory to the Lender’s counsel may be required. The Borrower will be responsible for the cost of the insurance policy if required.

Where the Borrower elects to provide a legal opinion on title to each of the Properties, such legal opinion may be provided by the Borrower’s counsel or the Lender’s counsel, at the Borrower’s cost. The title opinion shall be in form and substance acceptable to the Lender in the Lender’s sole and absolute discretion.

10.	RECEIPT OF ATTACHED BORROWER(S) INFORMATION PACKAGE (SCHEDULE “C” THROUGH “G”)

11.	CORPORATE STRUCTURE

The Lender’s counsel shall confirm to the Lender that Vitran Express Canada Inc. is the registered owner of the Properties and the ownership structure is as represented by the Borrower to the Lender.

12.	OTHER INFORMATION

Such other reports or information as the Lender or Lender’s counsel may reasonably request.

13.	COUNSEL

The counsel acting solely for the Lender in this transaction will be:

Fraser Milner Casgrain LLP - Attention: Charles Rich

Suite 400, 77 King Street West

Toronto Dominion Centre

Toronto Ontario M5K 0A1

Phone:                (416) 863-4606

Fax:                    (416) 863-4592

Email:                charles.rich@fmc-law.com

The Borrower’s counsel shall be:

Name:                 Eric Friedman

Firm:                   McMillan LLP

Phone:                 (416) 307-4030

Fax:                     (416) 865-7048

Email:                 eric.friedman@mcmillan.ca

14.	SECURITY

Required security for this financing shall include:

(a)	first freehold mortgages in favour of the Lender as recommended by Lender’s counsel, in the form of individual mortgages (collectively, the “Mortgages” and each a “Mortgage”), cross-collateralized and cross-defaulted, creating a first fixed financial charge (subject to Permitted Encumbrances (defined below)) over the Properties in the amount of the Loan to secure the Principal Amount, such freehold mortgage(s) to also be cross-defaulted and cross-collateralized with the first freehold mortgage or immovable hypothec secured by the property municipally known as 3333 Rue Joseph-Dubreuil, in Montreal, Quebec;

(b)	guarantee(s) as outlined on page 1 of this Commitment Letter;

(c)	confirmation that in the event the Borrower elects to lease any of the Properties to an arm’s length third-party, the Lender shall have full approval rights to any such lease;

(d)	a site specific general security agreement providing a first ranking charge on all present and after-acquired personal property used in the operation and management of each of the Properties and the rents to be derived from each of the Properties, if any (specifically excluding any personal property used in the operation of the transportation business, such as, inventory, rolling stock and accounts receivable), together with a financing statement in respect of the security interest created by the general security agreement;

(e)	assignment of all insurance policies pertaining to each of the Properties;

(f)	an assignment of all plans, specifications, rights to the architectural plans, permits, contracts, and other documentations pertaining to each of the Properties;

(g)	priority agreements and postponement agreements from any party having a prior interest in each of the Properties or the personal property referred to in (d) above, where applicable, each in a form satisfactory to the Lender and its counsel; and

(h)	such other security as the Lender and its counsel may reasonably deem necessary.

15.	FIRE WORK AND LEGALITY OF PROPERTY

Prior to advancing any funds, the Lender requires written confirmation that there are no outstanding work orders, notices or letters of non-compliance issued by any Governmental or Regulatory bodies having jurisdiction over each of the Properties.

16.	ZONING BY- LAW & TITLE

All zoning by-laws and restrictive covenants must be complied with and title to each of the Properties and the registration of the Mortgage must be satisfactory to the Lender and its counsel.

Title to each of the Properties must be acceptable to the Lender, in its sole discretion, and all security documents must be registered and the Lender must be in receipt from its counsel of a satisfactory report on registration of the security documents, together with the Lender’s counsel’s confirmation that no adverse findings concerning the Borrower or the Covenantor(s) in any department or agency of government which, in the Lender’s counsel’s opinion, could affect the security or priority of the Mortgage.

All other documentation pertinent to this transaction, as may be reasonably required by the Lender’s counsel, must be acceptable in substance and form to the Lender and its counsel.

17.	MATERIAL CHANGE

It is a condition for disbursement of funds that (a) in the Lender’s opinion the financial position of the Borrower and the Covenantor(s), taken as a whole, and/or each of the Properties given as security, shall not have suffered any adverse material change (a “Material Adverse Change”), (b) the Borrower’s representations and warranties shall be true and correct in all material respects at the time of disbursement, and (c) there shall not be any action, suits, or pending proceedings against the Borrower, the Covenantor(s) or any of the Properties of which the Borrower has knowledge which could reasonably be expected to result in an Material Adverse Change.

18.	CLEAR TITLE

Confirmation from the Lender’s counsel that title to each of the Properties is clear and no liens (other than Permitted Encumbrances) are registered prior to any Loan advance. For the purposes of this Commitment Letter, “Permitted Encumbrances” shall have the meaning ascribed to such term in the Mortgages.

19.	AUTHORIZATION, DIRECTION AND CONSENT

Receipt by the Lender’s counsel of the authorization, direction and consent of all legal and beneficial owners of each of the Properties along with such opinions, certificates, resolutions and other documentation as may be reasonably required by the Lender’s counsel as to due authorization, execution and delivery of all documentation required by the Lender and the enforceability of such documentation in accordance with its terms.

20.	EXECUTION OF DOCUMENTS

The Borrower and the Covenantor(s) agree to execute such documents, including each of the Mortgages and other security agreements, in a form and containing provisions protecting the Lender’s rights as contemplated in this Commitment Letter as the Lender’s counsel shall require, acting reasonably.

21.	SURVEY (BC and Ontario Property)

Current surveys, reasonably acceptable to the Lender and its counsel, prepared by duly licensed surveyors shall be furnished to the Lender. These surveys shall show the dimensions of each of the Properties, as well as the dimensions and location of all improvements, parking areas and easements (if any). If the survey certificates state they were prepared for the exclusive use of the Borrower or any other parties, letters of transmittal will be provided to the Lender by the land surveyors, confirming that the Lender may rely on the survey certificates for financing purposes. Title Insurance is acceptable in lieu of surveys.

22.	REAL PROPERTY REPORT (Alberta Property)

A real property report, reasonably acceptable to the Lender and its counsel, prepared by a duly licensed surveyor shall be furnished to the Lender. This report shall show the dimensions of the Property, as well as the dimensions and location of all improvements, parking areas and easements (if any). If the real property report states it was prepared for the exclusive use of the Borrower(s) or any other party, a letter of transmittal will be provided to the Lender by the land surveyor, confirming that the Lender may rely on the real property report for financing purposes. Title Insurance is acceptable in lieu of a real property report.

23.	PRE-AUTHORIZED DEBIT FORM

The attached Pre-Authorized Debit form contained in Schedule “E” is to be completed and returned with this signed Commitment Letter.

24.	PROCEEDS OF CRIME (MONEY LAUNDERING) AND TERRORIST FINANCING ACT (CANADA) REGULATIONS

The Borrower and the Covenantors confirm that each of them has consented and agreed to provide the Lender with such documentation and information, including identification, as the Lender may require to ensure compliance with the above Legislation, and that the provision of such documentation and information shall be a pre-funding condition of the Loan.

25.	CORPORATE AND ENFORCEABILITY OPINIONS

With respect to the documents required to be delivered to the Lender by the Borrower(s) and any Covenantor(s), the Borrower’s counsel shall be required to provide the Lender and the Lender’s counsel with its opinion regarding the registration of all personal property financings statement, the due authorization, execution, delivery, creation of security interest and enforceability, which opinion shall be in form and substance acceptable to the Lender and the Lender’s counsel in their sole and absolute discretion.

26.	FEES

The Lender acknowledges receipt from the Borrower upon signing of the Original Commitment Letter of a Standby Deposit in the amount of $392,250.00 made payable to the Lender and to be held by the Lender, without interest, to ensure the performance of the Borrower’s obligations under this Commitment Letter, such Standby Deposit representing liquidated damages which the Lender, without prejudice to and in addition to any other remedy, is entitled to retain if the Loan transaction contemplated by this Commitment Letter is not completed in accordance with its terms for any reasons other than the default of the Lender. If the losses, costs and damages suffered by the Lender exceed the amount of the Standby Deposit, the Lender shall be entitled to seek compensation therefore in addition to retaining the Standby Deposit. If the Loan transaction contemplated by this Commitment Letter is completed in accordance with its terms, upon the first advance of the Loan, the Lender shall immediately pay to the Borrower(s) an amount equal to the Standby Deposit amount without deductions or interest.

27.	CONTEMPORANEOUS CLOSING OF QUEBEC MORTGAGE LOAN

It is a condition of the completion of the transactions contemplated by this Commitment Letter that contemporaneously with the closing of the Loan hereunder, the Lender shall make a mortgage loan to Expediteur T.W. Ltee in the principal amount of at least $6,500,000 secured by the property municipally known as 3333 Rue Joseph-Dubreuil, Montreal, Quebec on substantially the same terms as those set out herein (the “Quebec Loan”). This condition is for the benefit of the Borrower, and in the event that the Quebec Loan does not close contemporaneously with the Loan, the Borrower shall have the option of terminating the Commitment Letter and the full amount of the Standby Deposit, less reasonable out-of-pocket expenses incurred, without interest, shall be returned to the Borrower.

STANDARD TERMS AND CONDITIONS

COMMITMENT EXPIRY

Time is of the essence. The Loan must be advanced by the Commitment Expiry Date, as the same may be extended in accordance with the terms of this Commitment Letter. If the Loan is not advanced by the Commitment Expiry Date due to a failure on the part of the Borrower to meet a condition precedent to disbursement of funds as set out in this Commitment Letter (unless such failure results from the Lender or its counsel not acting in a timely and reasonable manner), the Lender at its option may cancel this Commitment Letter and retain the Standby Deposit. If the Lender extends the Commitment Expiry Date, the Borrower will pay, at the option of the Lender, a late disbursement fee. The late disbursement fee will be based on the Principal Amount and the difference between the Interest Rate and the interest rate available to the Lender on short-term investments, for a duration equal to the time beyond the Commitment Expiry Date and the actual funding date.

PROPERTY MANAGEMENT

The Borrower shall at all times maintain professional property management of the Properties satisfactory to the Lender, in its sole discretion. Any changes in property management shall require the prior written consent of the Lender, not to be unreasonably withheld or delayed, both as to the manager and the terms and conditions of the management agreement. The Borrower is acceptable to the Lender as the property manager of the Properties.

NO FURTHER ENCUMBRANCES

No further encumbrances subsequent to the Lender’s registered security on each of the Properties, other than Permitted Encumbrances, shall be permitted without the prior written consent of the Lender, not to be unreasonably withheld.

REPAYMENT

1.	The Borrower shall pay the Principal Amount together with interest thereon in consecutive monthly installments of principal and interest to be determined at the Interest Rate and in accordance with the amortization criteria set out in the “Amortization” section as follows:

(a)	on the Interest Adjustment Date, a payment of $5,104.63 being the interest due on the Principal Amount advanced computed at the Interest Rate from the date of advance up to but excluding the Interest Adjustment Date; and

(b)	from and including the Interest Adjustment Date, monthly payments of $222,584.46 representing a portion of the Principal Amount and the total interest accrued and outstanding at the Interest Rate computed from and including the Interest Adjustment Date based on a twenty-five (25) year amortization period shall become due and be paid in consecutive monthly instalments on the first day of each month, the first payment of which shall be made on January 1, 2012 and the last payment of which shall be made on the first day of the month immediately preceding the Maturity Date; and

(c)	the outstanding Principal Amount shall be due in full on the Maturity Date or on such earlier date as the Principal Amount may be declared to be due and payable by the Lender together with interest accrued and unpaid thereon.

2.	All monthly mortgage payments are to be made by way of automatic debit in accordance with the terms of the Pre-Authorized Debit form executed by the Borrower.

3.	All installments received by the Lender shall be applied firstly against interest outstanding and secondly against the Principal Amount.

4.	All payments to be made by the Borrower pursuant to this Commitment Letter are to be “net” to the Lender and are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any tax except for taxes on the overall net income of the Lender; if any tax not presently in existence is deducted or withheld from any payments made pursuant to this Commitment Letter, the Borrower shall promptly remit to the Lender the equivalent of the amount of tax so deducted or withheld together with the relevant receipt addressed, if possible to the Lender provided that all such tax subsequently refunded to the Lender will be remitted, as quickly as possible, by it to the Borrower; provided that in the event the Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such tax, the interest payable under this Commitment Letter will be increased, if permitted by law, to such rates as are necessary to yield and remit to the Lender the Principal Amount together with interest at the rate specified in this Commitment Letter after provision for payment of such tax.

PREPAYMENT PRIVILEGES

1.	The Borrower may repay the Loan in whole or in part, prior to the Maturity Date if the Borrower also pays to the Lender a compensating amount (the “Yield Maintenance”), being the greater of:

(a)	three (3) months interest on the Principal Amount prepaid, calculated at the Interest Rate under the Loan; and

(b)	the amount which is equal to the positive number, if any, obtained by subtracting the amount prepaid from the present value of all monthly payments of interest, including the Principal Amount and interest due at the Maturity Date, which would have been made under the Loan on and after the date of prepayment had such prepayment not been made, such present value to be based on the Discount Rate. The “Discount Rate” shall mean the yield to a purchaser of a non-callable Government of Canada Bond, with a term to maturity approximately equal to the remaining term to the Maturity Date, had the Loan not been prepaid, as calculated by the Lender as at the close of business on the Business Day immediately prior to the date of prepayment, expressed as a rate per annum, compounded semi-annually.

2.	Any such prepayment amount received by the Lender shall be applied firstly against Yield Maintenance, secondly against the interest outstanding and thirdly against the Principal Amount. The portion of prepayment amount to be applied against the Principal Amount may be recorded as a repayment of any Allocated Amount and in any proportion as Vitran may elect in writing; provided that no prepayment amount may be applied against the Allocated Amount of the ON Property until the Allocated Amounts for the BC Property and the AB Property are $0.00.

3.	After such prepayment is applied by the Lender as provided herein: (a) the Lender shall update the Allocated Amount and provide such information to the Borrower; thereafter, each Allocated Amount in section “Principal Amount” shall automatically be amended to record and reflect such updated Allocated Amount, and (b) the monthly payments payable set out in the “Repayment” section shall be re-calculated based on the Principal Amount then outstanding and the remainder of the amortization period.

PARTIAL RELEASE

The Borrower will have the right to release a Property from the applicable Mortgage, with the exception of the ON Property, subject to the Lender’s approval, being reasonable, based on the following:

1. (a)	the Lender receives (i) 110% of the outstanding Allocated Amount under the section “Principal Amount” to the applicable Property, taking into account all principal repayments made prior to the date of release, to be applied to the outstanding Principal Amount; (ii) accrued interest and all other sums due on the Allocated Amount of the applicable Property; and (iii) the Yield Maintenance on the Allocated Amount of the applicable Property; or

(b)	the Lender receives as substitute security, a first mortgage charge on a property similar to the Property being released, with an appraised value at least equal to the appraised value of the Property being released as at the original funding date and the Borrower provides property information as reasonably requested by the Lender, including an appraisal, a phase 1 ESA and a building condition report and all other items listed in the “Conditions Precedent to Funding” section; and

2.	The Borrower pays all of the Lender’s reasonable expenses relating to the release, including reasonable counsel fees, if applicable.

TIME OF PAYMENTS

In the event that any payment permitted or required to be made under this Commitment Letter or any other Loan Documents is made after 10:00am Pacific Time (“PT”), on any payment date, that payment will be deemed to have been made on the next following Business Day. For the purposes of this Commitment Letter, “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario or Vancouver, British Columbia and Edmonton, Alberta are authorized or required by law to remain closed.

SECURITY REGISTRATION

Neither the preparation nor the registration of any of the security documents contemplated in this Commitment Letter shall bind the Lender to advance funds.

ESCROW FUNDS

Should the Lender collect escrow funds or retain a holdback from any advance, such funds will be held by the Lender without benefit of interest to the Borrower.

BENEFIT OF LOAN FUNDS

The Borrower represents, warrants and covenants that all advances (or re-advances if applicable) under the Loan will be for the sole account, benefit and use of the Borrower for the purpose stipulated in this Commitment Letter, unless the Lender provides its approval, in writing, that advances (or re-advances if applicable) may be for the account, benefit and use of a third party other than the Borrower, which approval may be unreasonably withheld at the Lender’s sole discretion.

CANCELLATION CLAUSE

This Commitment Letter may be cancelled at the Lender’s option if any of the conditions set out herein are not complied with or if any of the requirements of the Lender’s counsel are not satisfactorily fulfilled by the Commitment Expiry Date.

FINANCIAL REPORTING

The Borrower and Corporate Covenantor(s) shall provide the Lender with prepared financial statements all satisfactory to the Lender in form and content, prepared in accordance with U.S. GAAP, within 120 days of each fiscal year-end for the Borrower and Covenantor(s). Financial statements shall be accompanied by a current rent roll (in the event any part of a Property becomes subject to a lease(s)), balance sheet and a detailed income statement for the Borrower and Covenantor(s) (if any) and an operating statement for each Property mortgaged to the Lender.

PROPERTY TAXES

1.	The Lender reserves the right to deduct monies from the Loan to pay all Taxes (as defined in the Mortgages) (including penalties, interest and unpaid utilities if applicable) due or coming due within 60 days of the advance of the Loan. Notwithstanding, the Lender shall permit the Borrower to pay the Taxes for each of the Properties. The Lender will waive the requirements for monthly Tax installments on the condition that the Borrower:

(a)	pays each Loan payment and all other monies due under the Loan promptly when due;

(b)	submits copies of the tax receipts to the Lender within 60 days of each due date to confirm payment of Taxes. If the Borrower does not submit tax receipts as required and the Lender requests tax receipts from the taxing authority, all costs incurred by the Lender in obtaining the receipts will be for the Borrower’s account;

(c)	is not otherwise in default under any of the Loan Documents; and

(d)	authorizes the taxing authority to release all information relevant to Taxes to the Lender as required.

2.	In the event that the Borrower does not comply with the conditions and requirements set out above in this section, then:

(a)	the Borrower shall pay to the Lender in instalments on the dates on which instalments of principal and interest are payable pursuant to this Commitment Letter, sums sufficient to enable the Lender to pay the whole amount of Taxes on or before the due date for payment thereof or, if such amount is payable in instalments, on or before the due date for payment of the next instalment thereof;

(b)	where the period between the date of the advance of the Principal Amount and the next following annual due date or first instalment due date for Taxes is less than one year, the Lender may, at the Lender’s option, require the Borrower to pay to the Lender in equal instalments, on each date on which an instalment of principal and interest is payable pursuant to this Commitment Letter, during such period and during the next succeeding twelve months’ period, an amount estimated by the Lender to be sufficient to pay, on or before the expiration of the said twelve months’ period, all Taxes which shall become due and payable during the said two (2) periods and during the balance of the calendar year in which the said twelve months’ period expires; and the Borrower shall also pay to the Lender on demand the amount, if any, by which the actual Taxes exceed such estimated amount; and

(c)	subject to the immediately preceding subsection, the Borrower shall pay to the Lender on each date on which an instalment of principal and interest is payable pursuant to this Commitment Letter one-twelfth of the annual amount (as estimated by the Lender) of the Taxes becoming due and payable during the next succeeding year after such instalment due date and the Borrower shall also pay to the Lender on demand, the amount, if any, by which the actual Taxes exceed such estimated amount.

Notwithstanding anything in this “Property Tax” section, the Borrower shall promptly pay or cause to be paid as they become due all taxes, rates, duties, charges, impositions, levies and assessments whatsoever whether municipal, parliamentary, school or otherwise, and whether general or special, ordinary or extraordinary, which are from time to time levied, imposed or assessed against or on account of any of the Properties or any part or parts thereof or any interest therein directly to the applicable government authority and the Borrower shall provide to the Lender evidence (acceptable to the Lender) of payment thereof within five (5) Business Days after such taxes, rates, duties, charges, impositions, levies and assessments are due.

DISBURSEMENT

Prior to the disbursement of the Loan, the Mortgage shall be registered, the Properties shall be free and clear of all liens, charges and other encumbrances (save and except (i) any existing charge to be paid out and discharged from the Loan advance and Permitted Encumbrances) and all other terms and conditions of this Commitment Letter shall have been satisfied.

INSURANCE

1.

In the event the Borrower fails to effect or maintain or cause to be effected or maintained any insurance required herein, the Lender may effect or maintain such insurance and, without obligation to do so, insure the Properties or any part or parts thereof for such amount or amounts as the Lender may from time to time deem expedient and the amount of any premiums paid to effect or maintain such insurance shall be payable by the Borrower on demand and shall bear interest at the rate calculated and payable in the same manner as interest on the Principal Amount from the date of such payment by the Lender until paid, and the Borrower covenants to repay to the Lender on demand all of the premiums so paid. No effecting of insurance by the Lender shall diminish or derogate in any way from the obligation of the Borrower to effect and maintain insurance required herein. The Borrower shall deliver to the Lender evidence of payment of all premiums and other sums of money payable for effecting or maintaining the insurance required herein and shall deliver to the Lender, on a best efforts basis, at least 10 days and in no event less than 2 Business Days prior to the expiration of any such insurance policy, certificates with respect to any renewal policies. If such renewal policy is different from the certified policy so expiring or if such renewal insurance shall be arranged with another insurer, such policy and insurer shall be subject to review and approval by an insurance consultant selected by the Lender, all at the cost of the Borrower.

2.	Nothing contained herein shall be deemed to hold the Lender responsible for failure to cause insurance to be obtained or maintained or for any loss arising as a result of any defect in any policy or as a result of any insurer failing to pay for any damage or loss insured against.

3.	The Borrower shall not do or suffer anything whereby any insurance policies may be vitiated.

4.	The Borrower shall forthwith on the happening of any loss or damage at its expense furnish all necessary proofs and do all necessary acts to enable the Lender to obtain payment of the insurance moneys and the Borrower shall release any interest it may have in the proceeds thereof.

5.	In the event that any policy or policies of insurance relating to any of the Properties contains any co-insurance clauses, the Borrower shall maintain or cause to be maintained at all times a sufficient amount of such insurance to meet the requirements of any such co-insurance clause so as to prevent the Borrower from becoming a co-insurer under the terms of such policy or policies.

6.	All proceeds of insurance received by the Lender in respect of any damages to all or any one or more of or any part of the Properties shall be held by the Lender as part of the security under any Loan Document, and so long as a Default or Event of Default (as defined below) shall not have occurred and be continuing (in which event all such proceeds shall be used to pay the Principal Amount, interest thereon, all other amounts then owing to the Lender including, without limitation, the Yield Maintenance shall be dealt with as follows:

(a)	if insurance proceeds in respect of any one occurrence or multiple occurrences with an aggregate cumulative amount in any consecutive twelve (12) month period is equal to or is less than: $3,331,250 for the BC Property, $1,218,750 for the AB Property or $5,256,250 for the ON Property (collectively, the “Insurance Limits” and each an “Insurance Limit”) and less than 50% of the usable space for the applicable Property is destroyed or damaged, then the insurance proceeds shall be paid to the Borrower and shall be applied by the Borrower towards the restoration, repairing or rebuilding the applicable Property and the Borrower shall forthwith give notice thereof to the Lender which notice shall set forth the Borrower’s estimate of the date by which the restoration, reconstruction or replacement can be effected and completed; the Borrower shall also provide such other evidence as the Lender may reasonably require with respect to such restoration, reconstruction or replacement;

(b)	if insurance proceeds in respect of any one occurrence or multiple occurrences with an aggregate cumulative amount in any consecutive twelve (12) month period is in excess of the Insurance Limit for the applicable Property and less than 50% of the usable space for the applicable Property is destroyed or damaged, then the insurance proceeds shall be retained by the Lender and the Borrower shall advise the Lender in writing (the “Repair Notice”) within ninety (90) days of the date of occurrence of the damage or destruction whether the Borrower wishes to use such insurance proceeds to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance, or to use such proceeds to restore, repair or rebuild (collectively, the “Repair”) the Property destroyed or damaged. If the Borrower wishes to Repair the Property destroyed or damaged, it shall provide the Lender with all information which the Lender may reasonably require to consider the Borrower’s proposal and so long as: (i) the Lender is satisfied, acting reasonably, that the amount of insurance proceeds together with such other funds as the Borrower has indicated in the Repair Notice as available to it for the Repair are sufficient to make and complete the Repair, and (ii) the Borrower’s proposal is acceptable to the Lender, acting reasonably, then the Lender shall permit the Borrower to use the insurance proceeds to Repair the Property damaged or destroyed. If the Lender agrees to permit the Borrower to use such proceeds to Repair the Property damaged or destroyed, then the insurance proceeds shall be payable in the manner set out in paragraph 6(d) of this “Insurance” section so long as no Default or an Event of Default shall have occurred and be continuing (in which event all such proceeds shall be used to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance); or

(c)

if insurance proceeds in respect of any one occurrence or multiple occurrences with an aggregate cumulative amount in any consecutive twelve (12) month period is in excess of the Insurance Limit for the applicable Property and 50% or more of the usable space for the applicable Property is destroyed or damaged, then the insurance proceeds shall be retained by the Lender and the Borrower shall deliver to the Lender a Repair Notice within ninety (90) days of the date of occurrence of the damage or destruction indicating whether the Borrower wishes to use such insurance proceeds to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance, or to use such proceeds to Repair the Property destroyed or damaged. If the Borrower wishes to Repair the Property destroyed or damaged, it shall provide the Lender with all information which the Lender may reasonably require to consider the Borrower’s proposal and the Lender undertakes to advise the Borrower in writing within thirty (30) days of receipt of the Borrower’s notice of intention to Repair whether the Lender, in its sole discretion, is prepared to permit the Borrower to use such proceeds to Repair the Property damaged or destroyed or requires that such proceeds be used to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance. If the Lender agrees to permit the Borrower to use such proceeds to Repair the Property damaged or destroyed, then the insurance proceeds shall be payable in the manner set out in paragraph 6(d) of this “Insurance” section so long as no Default or an Event of Default shall have occurred and be continuing (in which event all such proceeds shall be used to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance);

(d)	If any Repair is permitted pursuant to the terms of paragraph 6(b) or 6(c) of this “Insurance” section, then prior to commencing any Repair:

(i)	the Borrower will submit or cause to be submitted to the Lender the plans and specifications pertaining thereto for the approval of the Lender, which approval will not be unreasonably withheld or delayed unless the Repair, will result in a material adverse change to the use or value of the applicable Property, the building(s) and other improvements thereon, or its revenue producing capability (if any), or will impair or adversely affect the Lender’s security interest therein; and

(ii)	the Lender shall upon the request of the Borrower but in any event no more frequently than monthly on the last Business Day of each month, pay over to the Borrower from any insurance proceeds received by the Lender in amounts sufficient to reimburse the Borrower for such costs and expenses incurred and paid by the Borrower for the Repair (after withholding any amounts required as holdbacks pursuant to the Construction Lien Act (Ontario) or similar legislation in the jurisdiction where the damaged or destroyed Property is located after all applicable lien periods have expired) and upon delivery to the Lender of the following:

A.	a certificate of a senior officer of the Borrower (the “Officer’s Certificate”) stating the monies required in reimbursement for the costs and expenses incurred by the Borrower to effect the Repair and describing such Repair and stating the amount expended;

B.	a certificate of an independent engineer, cost consultant or architect selected by the Borrower and approved by the Lender noting the date of completion of the Repair and certifying (the “Independent Certificate”):

I.	as to accuracy of the hard costs set forth in the Officer’s Certificate and as to the holdbacks retained or required to be retained pursuant to the Construction Lien Act (Ontario) or similar legislation in the jurisdiction where the damaged or destroyed Property is located;

II.	the Repair has been completed in accordance with the plans and specifications therefore and in compliance in all material respects with all provisions of all regional, municipal and other governmental approvals, permits and consents obtained and with all zoning and building by-laws and regulations of any authorities having jurisdiction applicable thereto; and

III.	the signer of such Independent Certificate has no knowledge of any infraction of any other laws, by-laws or regulations (if any) applicable to the Repair which in the opinion of such signer is material; provided that such Independent Certificate may make an exception as to matters, if any, which relate to the interpretation or application of the provisions of such approvals, permits, consents, laws, by-laws or regulations referred to above which are currently under discussion with public officials and which in the opinion of the signer do not adversely affect the use of a Property for the purposes for which it is intended to be used and such other evidence, if any, as the Lender may require in support of such statement;

C.	evidence satisfactory to the Lender that the Borrower has paid, or has made arrangements satisfactory to the Lender to provide payment of, the total cost of the Repair and all costs and expenses incidental thereof and, if any policy or policies of insurance the proceeds of which shall have been received by the Lender shall be deductible insurance, evidence satisfactory to the Lender that the Borrower has paid the full deductible amount in payment of costs and expenses incidental to the Repair;

D.	evidence satisfactory to the Lender that the Repair is in accordance with the provisions (if and to the extent applicable) pertaining thereto of any material agreement relating to the applicable Property and Permitted Encumbrances;

E.	an opinion of the Lender’s counsel that the Property so Repaired is subject to the security constituted by the applicable Mortgage free and clear of all mortgages, charges, liens, encumbrances and security interests (other than Permitted Encumbrances) ranking prior to or pari passu with the security constituted under the applicable Mortgage;

(e)	the balance of insurance proceeds in excess of the amount expended by the Borrower in the Repair and paid to the Lender shall be paid over by the Lender to the Borrower, subject to the rights of any other Person (as defined in the Mortgages) thereto under the terms and conditions of the policies of insurance under which such proceeds have been paid.

7.

Notwithstanding anything to the contrary contained herein, the Lender may, at its option, apply, in accordance with paragraph 10 of this “Insurance” section, any insurance proceeds held by it pursuant to the provisions herein to the prepayment or repayment of the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance: (i) at any time after the occurrence of any Default or Event of Default; or (ii) if within twelve (12) months of the date of the loss, damage or event in respect of which such insurance proceeds become payable either: (A) such insurance proceeds have not been applied to Repair the Property damaged or destroyed; or (B) the Lender shall not have received evidence satisfactory to it that the Borrower has made arrangements for the Repair within a reasonable period of time, having regard to the circumstances (provided, however, that if the Lender shall have received such evidence, then such twelve (12) month period may be extended by the Lender, at its sole discretion, by the period contemplated by such arrangements).

8.	Any proceeds of insurance received and held by the Lender pursuant to this section shall, until disbursed by the Lender pursuant to this section or until applied by the Lender to the prepayment or repayment of the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance as aforesaid, whichever occurs first, be placed in an account and interest paid monthly thereon shall be held to the benefit of the Borrower at the interest rate in effect for such account from time to time.

9.	The Borrower covenants and agrees that until the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance is paid in full, if any of the Properties or any part or parts thereof is totally or partially destroyed or damaged by any cause whatsoever, the Borrower, shall promptly after any such damage or destruction, commence and proceed with, or cause to be commenced and proceeded with, the Repair of the damaged or destroyed Property and the Borrower, with all due diligence, shall Repair, or cause to be Repaired, such Property and replace, or cause to be replaced, the improvements with other buildings of the same type and character and to as good a condition as those so damaged or destroyed. The Borrower acknowledges and agrees that it has the obligation to Repair as set out herein regardless of the sufficiency of insurance proceeds payable in respect of damage or destruction to all or any part of the improvements and buildings; except:

(a)	if, pursuant to paragraph 6(b) or 6(c) of this “Insurance” section (other than in the case of a Default or an Event of Default), the Lender requires that the insurance proceeds be used to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance instead of permitting the use of such insurance proceeds to Repair the Property destroyed or damaged; or

(b)	if the Borrower elects not to Repair a damaged or destroyed Property pursuant to paragraph 6(b) or 6(c) of this “Insurance” section.

Notwithstanding anything to the contrary contained herein, in the event that the Borrower elects not to Repair a damaged or destroyed Property as set out in paragraph 6(b) or 6(c) of this “Insurance” section, then the Lender shall apply the proceeds of insurance to repay or prepay all or any portion of the Principal Amount in accordance with paragraph 10 of this “Insurance” section and the Borrower shall pay to the Lender an amount equal the shortfall amount between the insurance proceeds received by the Lender for the applicable Property and 110% of the outstanding Allocated Amount of the applicable Property, taking into account: (i) all principal repayments made prior to the date of repayment or prepayment, to be applied to the outstanding Principal Amount; (ii) accrued interest and all other sums due on the Allocated Amount of the applicable Property; and (iii) the Yield Maintenance on the Allocated Amount of the applicable Property.

10.	If and to the extent that the Lender uses the proceeds of insurance to repay or prepay all or any portion of the Principal Amount:

(a)	such repayment or prepayment shall be applied firstly against Yield Maintenance, secondly against the interest outstanding and thirdly to reduce the Allocated Amount of the Property which gave rise to the insurance proceeds;

(b)	after such insurance proceeds is applied by the Lender as provided herein, the Lender shall update the Allocated Amount and provide such information to the Borrower; thereafter, the Allocated Amount in section “Principal Amount” for the applicable Property shall automatically be amended to record and reflect such updated Allocated Amount; and

(c)	after any repayment or prepayment in accordance with the provisions of this section, the monthly payments payable set out in the “Repayment” section shall be re-calculated based on the Principal Amount then outstanding and the remainder of the amortization period.

11.	The Borrower covenants and agrees to obtain from financially responsible insurance companies and to duly and punctually pay or cause to be paid all premiums and other sums of money payable for effecting and maintaining all insurance on the Properties as required and set out in Schedule “B”.

EVENTS OF DEFAULT

At the option of the Lender, the Loan shall become payable, the security interest in the Mortgages and any other security document granted to the Lender shall become enforceable and the Lender may, among other things, require the Borrower and the Covenantors (collectively, the “Obligors” and each an “Obligor”) or any one of them to immediately pay the entire Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance in each and every of the following events (an “Event of Default”):

1.	Failure by an Obligor to pay the principal and/or interest on the Loan when due and such failure shall continue for three days following the due date thereof;

2.	Failure by an Obligor to comply with any other terms and conditions of this Commitment Letter, any of the Mortgages or any of the other documents and agreements in connection with the Loan delivered to the Lender by the Obligors or any of them (as each is amended, restated, supplemented or otherwise modified from time to time) (collectively, “Loan Documents”, and each a “Loan Document”), within 10 Business Days of receiving notice of such failure (provided that, if in the case of non-monetary defaults, rectification cannot reasonably be expected to be made within such 10 Business Day period, then within a reasonable period of time thereafter provided that an Obligor commences such rectification within the said 10 Business Days and thereafter diligently pursues such rectification); provided that the grace period given in this section does not apply to the failure to comply with terms and conditions of any of the Loan Documents that is the subject of another event of default in this section;

3.

Without the prior written consent of the Lender as required by any Loan Document (such consent not to be unreasonably withheld or delayed), a transaction resulting in an Obligor or its undertaking and assets being transferred as an entirety or substantially as an entirety to any Person, including a direct or indirect sale, conveyance, transfer or other disposition of all or any of the shares in the capital of the Borrower or ETW or all or substantially all of the shares in the capital of Vitran or a change in control of an Obligor (whether directly by the sale, transfer of shares or otherwise by way of a consolidation, merger, amalgamation or other reorganization of an Obligor or by way of the sale, conveyance, transfer or other disposition of any interest or any part thereof) except for:

(a)	any such sale, conveyance, transfer or other disposition whereby the Borrower or ETW continues to be controlled, directly or indirectly, by Vitran; or

(b)	any such sale, conveyance, transfer or other disposition whereby a Covenantor or any of its assets, property and undertaking is transferred to another entity and a replacement guarantee and security agreement from another covenantor with substantially equivalent creditworthiness (as determined by the Lender, acting reasonably) is provided to the Lender prior to or at the same time as such sale, conveyance, transfer or other disposition.

For the purposes hereof, “control” shall have the meaning ascribed thereto in the Business Corporations Act (Ontario).

4.	The creation of any other encumbrances charging any of the Properties, other than Permitted Encumbrances, not in accordance with the terms of the Loan Documents;

5.	If there is a Material Adverse Change;

6.	If any of the representations or warranties made by any Obligor in the application for the Loan, in any document or certificate delivered pursuant hereto or in any Loan Documents is incorrect, false or misleading in a material respect;

7.	If any of the Properties are abandoned for a period exceeding 15 consecutive days;

8.	If an order is made or a resolution is passed for the winding-up, liquidation or dissolution of an Obligor, or if a petition is presented or filed for the winding-up of an Obligor, whether pursuant to the Winding-up and Restructuring Act (Canada) or otherwise and such application is not stayed or dismissed within 30 days of the presentation of filing thereof;

9.	If an Obligor ceases or threatens to cease to carry on business, makes a bulk sale of its assets, or if the Borrower directly or indirectly sells, conveys, transfers or attempts to dispose of, sell, convey or transfer any of the Properties or any part or parts thereof or any of its interest therein, or if a receiver or trustee for an Obligor or any of its property or assets is appointed (whether privately or by court order);

10.	If an involuntary proceeding shall be commenced or an involuntary application shall be filed seeking (i) liquidation, reorganization or other relief in respect of an Obligor or its debts, or of a substantial part of its assets, under any federal or provincial bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, monitor, administrator, conservator or similar official for any Obligor or for a substantial part of its assets, and in any such case, such proceeding or application shall continue undismissed or unstayed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

11.	If any Obligor shall (i) voluntarily commence any proceeding or file any application seeking liquidation, reorganization or other relief under any federal or provincial bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or application described in paragraph 10 of this Section, (iii) apply for or consent to the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, monitor, administrator, conservator or similar official for such Obligor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of an application filed against it in ay such proceeding, (v) make a general assignment of benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

12.	If an execution or any other process of any court becomes enforceable against an Obligor or if a distress or analogous process is initiated or levied against or upon any of the Properties or any part thereof;

13.	If an Obligor permits any sum which has been admitted as due by an Obligor or is not disputed to be due by it and which forms or is capable of being made a charge on any Property or any part thereof in priority to the Lender’s security interest to remain unpaid after proceedings have been taken to enforce such charge;

14.	If an Obligor defaults in the observance or performance of any provision relating to the indebtedness or liability of such Obligor to any Person (other than the Lender) in excess of $7,500,000 which default, after the expiry of any cure period with respect thereto, results in acceleration of such indebtedness or liability before its scheduled maturity date, or such Obligor fails to pay such indebtedness or liability on its scheduled maturity date;

15.	If any licence, permit or approval required by any law, regulation or governmental policy or any governmental agency or commission for the operation of the business of an Obligor or any of the Properties shall be withdrawn or cancelled and a replacement, reinstatement or reissuance of the applicable licence, permit or approval for the operation of the business of an Obligor or any of the Properties has not occurred within 60 days after such withdrawal or cancellation;

16.	If an Event of Default (under and as defined in the amended and restated commitment letter dated of as the date hereof issued by the Lender and accepted by ETW, as borrower, and Vitran and the Borrower, as covenantors) occurs;

17.	If there is any contamination placed, held, located or disposed of on, under or at any of the Properties that exceeds the criteria related thereto set out under any Environmental Laws (as defined in the Mortgages) which is required to be remediated by any applicable Governmental Authority;

18.	If any Obligor denies, to any extent, its obligations hereunder or under the other Loan Documents or if any Obligor claims that such obligations are invalid in whole or in part;

19.	If any Loan Document is determined by a court of competent jurisdiction to be invalid or unenforceable by the Lender in whole or in part, or is invalidated in whole or in part and such Loan Document is not, at the request of the Lender, replaced within 30 days with a legal, valid, binding and enforceable document equivalent thereto in form and substance acceptable to the Lender; provided that such 30 day cure period shall only be available if the Obligors actively co-operate with the Lender in creating such replacement Loan Document;

20.	If, at any time after execution and delivery thereof, the validity or enforceability of this Agreement or any other Loan Document is contested by an Obligor or an Obligor denies in writing that it has any or further liability or obligations under any Loan Document;

21.	If any of the Security Interest (as defined in the Mortgages) ceases to be a valid and perfected charge or security interest, subject to Permitted Encumbrances, and the default is not cured to the satisfaction of the Lender within 5 days, or such longer period as may be required to cure such default after the earlier of: (i) notice of such default is provided by the Lender to the Borrower; or (ii) any of the Obligors becomes aware of such default; or

22.	If the Lender receives a notice of cancellation of insurance from an insurer which notice is not retracted forthwith following receipt or replacement insurance which complies with the requirements of the Lenders set out in Schedule “B” under this Commitment Letter is not put in place on or before the expiry date of coverage of such insurance.

AUTHORIZATION AND DIRECTION OF MORTGAGE PROCEEDS

If at the time of any advance of the Loan, there is a mortgage, security interest, or other financial encumbrance (each a “Charge”) registered or existing against title to any of the Properties or in the Personal Property Security Registry which is not permitted by the Lender, the Lender may require that its counsel apply any or all of the proceeds of the advance to pay out such Charge on behalf of the Borrower by payment directly to the holder thereof. If such payout is required, the Borrower will irrevocably direct and authorize the Lender and its counsel to make such pay-out and agrees to obtain and register discharges of any such Charge as soon as possible after such pay-out provided that the executed discharge of any private mortgage must be delivered in registrable form in exchange for such pay-out. In signing this Commitment Letter, the Borrower authorizes the Lender to pay the balance of the mortgage proceeds directly to the Borrower’s counsel.

APPLICATION OF PROCEEDS

Except as herein otherwise expressly provided, the moneys arising from the possession by the Lender of the Properties or from any sale or realization of the whole or any part of the Properties (except by foreclosure) pursuant to any proceedings following the occurrence of an Event of Default, whether under any sale by the Lender or by judicial proceedings or otherwise, shall be applied first to pay or reimburse to the Lender the costs, charges, expenses, advances and compensation of the Lender incurred in taking, recovering, preserving, protecting and keeping possession of the Properties or generally in any other proceedings taken hereunder in connection with or to realize upon the security hereof, with interest thereon as herein provided, and all Taxes, utility charges, and other charges ranking pari passu with or in priority to the Lender’s security interest in the Properties, and the residue of the said moneys shall be applied first in or towards payment of accrued interest due and payable, second in or towards payment of the Principal Amount due and payable, third in or towards payment of other moneys (if any) due and payable to the Lender pursuant to this Commitment Letter or any of the other Loan Documents, fourth to all Persons (if any) other than the Borrower entitled thereto by law and the surplus (if any) of such moneys shall be paid to the Borrower or its successors or assigns.

NON-MERGER

It is understood and agreed that the execution, delivery and registration of the Mortgages and other security shall in no way extinguish this Commitment Letter or the terms and conditions hereof which shall survive and continue in full force and effect.

In the event of any conflict, inconsistency, ambiguity or difference between any provisions of this Commitment Letter and any other Loan Document, the applicable provisions of the Commitment Letter shall govern and be paramount and any such provision of the other Loan Document shall be deemed to be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference. Notwithstanding the foregoing, (i) if there is any provision set out in this Commitment Letter or any part thereof which is not set out or provided for in the other Loan Document or vice versa, such additional provision shall not constitute a conflict, inconsistency, ambiguity or difference, and (ii) a provision in this Commitment Letter and a provision in the other Loan Document shall not be considered to be inconsistent if both relate to the same subject matter and the provision in one imposes more onerous obligations or restrictions than the corresponding provision in the other document in which case the more onerous and restrictive provision, where ever contained, shall prevail.

WAIVER

The Lender’s failure to insist upon strict performance of any obligation or covenant in any Loan Document by the Borrower or to exercise any option or right herein shall not be a waiver for the future of such obligations or covenant, but the same shall remain in effect and the Lender shall have the right to insist upon strict performance by the Borrower of any and all of the terms of the Loan Documents.

INTERPRETATION OF CONTRACT

This Commitment Letter shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

CONDITIONS

All conditions of the obligation of the Lender to make advances are imposed solely for the benefit of the Lender and its assigns and any or all of such conditions of the obligation of the Lender to make advances, may be waived in whole or in part at any time in its discretion it deems it advisable to do so.

PERSONAL INFORMATION

Canada’s Personal Information Protection and Electronic Documents Act (the “PIPEDA”), is intended to protect the confidentiality of information about an identifiable individual that is recorded in any form (“Personal Information”).

By evidence of their respective signatures to this Commitment Letter, each signatory to this Commitment Letter hereby expressly consents and authorizes the Lender to collect, use, or disclose to third parties its Personal Information as required and as permitted pursuant to the PIPEDA or other laws. Such third parties may include mortgage loan investors, mortgage loan trustees, law firms, insurance companies, credit bureaus or other third parties involved in the mortgage loan industry.

A copy of the Lender’s privacy policy or procedures may be obtained by contacting the Lender’s Chief Privacy Officer at its Vancouver offices.

COMMITMENT NOT TRANSFERABLE OR ASSIGNABLE

This Commitment Letter may not be transferred or assigned without the Lender’s express written consent and approval not to be unreasonably withheld or delayed. Any request to transfer or assign this Commitment Letter must be in compliance with the terms of the Loan Documents and accompanied by such information and documentation as may be reasonably requested by the Lender. The Lender (and its successors and assigns) may, at its sole discretion and without notice to or the consent of the Borrower or any Covenantor(s), assign, sell or transfer the Loan, this Commitment Letter and the other Loan Documents, in whole or in part, and the Borrower and Covenantor(s) hereby consent to the disclosure by the Lender on strictly confidential basis to any such assignee, transferee or participant of all information and documentation regarding the Loan, the Properties, the Borrower and the Covenantors within the possession and control of the Lender.

CONSENT TO DISCLOSURE

Each of the Borrower and Covenantor(s) acknowledges and agrees that the Loan (or securities or certificates backed by or representing any interest in the Loan or a pool of loans which includes the Loan) may be sold or securitized into the secondary market without restriction and without notice to or the consent of the Borrower or any Covenantor(s). The Lender may release, disclose, exchange, share, transfer and assign from time to time on a strictly confidential basis, as it may determine in its sole discretion, all information and materials (including financial statements and information concerning the status of the Loan, such as existing or potential Loan defaults, lease defaults or other facts or circumstances which might affect the performance of the Loan) provided to or obtained by the Lender relating to any Borrower or Covenantor(s), the Properties or the Loan without restriction and without notice to or the consent of the Borrower or any Covenantor(s) as follows: (i) to any subsequent or proposed purchaser of the Loan and its third party advisors and agents, such as counsel, accountants, consultants, appraisers, credit verification sources and servicers; (ii) to any governmental authority having jurisdiction over such sale or securitization of the Loan or Loan pool or any trade of any interest in the Loan or Loan pool; and (iii) to any other Person in connection with the sale, assignment or securitization of the Loan or in connection with any collection or enforcement proceedings taken under or in respect of the Loan and/or the Loan Documents. Each of the Borrower and Covenantor(s) irrevocably consents to the collection, obtaining, release, disclosure, exchange, sharing, transfer and assignment of all such information and materials.

INFORMATION AND MATERIALS

The Borrower warrants that all information and materials, except for projections, provided or delivered to the Lender in connection with the Loan are correct and complete as of the date provided and will continue to be correct and complete on the date of advance, failing which the Lender shall have no obligation to advance the Loan. All projections provided to the Lender have been prepared in good faith based upon assumptions believed to be reasonable at the time delivered. The Borrower acknowledges that the Lender’s decision to make the Loan will be based on all such information and materials. The Borrower shall promptly disclose to the Lender from time to time any and all changes in such information and materials or any additional information or materials which may reasonably be expected to influence the Lender’s decision to make the Loan.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

The representations, warranties, covenants and obligations of each Borrower or Covenantor(s) contained in each Loan Document shall (i) survive any advance or repayment of the Loan, any full or partial release, termination or discharge of any Loan Document, and any remedial proceedings taken by the Lender under any Loan Document or applicable law, (ii) enure to the benefit of the Lender and (iii) be fully effective and enforceable by the Lender notwithstanding any due diligence performed by or on behalf of the Lender or any breach or other information (to the contrary or otherwise) known to the Lender at any time. Such representations and warranties are deemed to be made on the date of execution of each such Loan Document and are deemed repeated as of Loan closing.

DUE ON SALE CLAUSE

1.	At the sole option of the Lender, the whole of the then unpaid portion of the Principal Amount, interest thereon, all other amounts then owing to the Lender including, without limitation, the Yield Maintenance and all of the Lender costs and expenses shall forthwith become due and payable as of the date of:

(a)	a direct or indirect sale, conveyance, transfer or other disposition (including the assignment, leasing or subleasing) of the whole or any portion of any of the Properties or any interest therein (except where such sale, conveyance, transfer or other disposition is consented to by the Lender as provided for herein or in a Mortgage);

(b)	a direct or indirect sale, conveyance, transfer or other disposition of any of the shares in the capital of the Borrower or a change in control of the Borrower (whether directly by the sale, transfer of shares or otherwise by way of a consolidation, merger, amalgamation or other reorganization of the Borrower or by way of the sale, conveyance, transfer or other disposition of any interest or any part thereof of the Borrower) (except where such sale, conveyance, transfer, other disposition or change of control is expressly permitted herein or in a Mortgage or is consented to by the Lender as provided for herein or in a Mortgage); or

(c)	a transaction resulting in the Borrower, its undertaking and assets being transferred as an entirety or substantially as an entirety to any Person (except where such transaction is expressly permitted herein or in a Mortgage or is consented to by the Lender as provided for herein or in a Mortgage).

2.	No direct or indirect sale, transfer, conveyance, or other disposition of the any of the Properties or the Borrower’s interest therein or any part or parts thereof shall, unless the Lender has expressly agreed thereto in writing, release the Borrower or any Covenantor from its obligations under this Commitment Letter or any of the other Loan Documents.

3.	In the event that the Lender consents to a direct or indirect sale, transfer, conveyance, or other disposition of any of the Properties or the Borrower’s interest therein or any part or parts thereof, such consent shall not be deemed to be a waiver of the rights to require prior written consent for future or successive transactions of similar nature. The terms of the direct or indirect sale, transfer, conveyance, or other disposition of any of the Properties or the Borrower’s interest therein or any part or parts thereof shall also be subject to the Lender’s approval and the Lender may at its sole and absolute discretion, require the amendment of this Commitment Letter or any of the other Loan Documents.

EXPROPRIATION

In the event that any or all of the Properties or any part of any or all of the Properties is expropriated with the result that, in the Lender’s reasonable opinion, the undertaking, property and assets of the Borrower encumbered by the Mortgages are materially and adversely affected, the Lender may, at its option, require that the whole of the then unpaid portion of Principal Amount, interest thereon, all other amounts then owing to the Lender including, without limitation, the Yield Maintenance and all of the Lender costs and expenses become due and payable as of the date of the expropriation.

AMENDMENTS TO COMMITMENT LETTER

Any waiver of any provision of this Commitment Letter and any amendment to this Commitment Letter must be in writing and signed by an authorized representative of the Borrower, the Covenantor(s) and the Lender, duly authorized for that purpose.

NOTICE

Any notice, election, demand, declaration or request which may or is required to be given or made hereunder (unless otherwise required by law) be given or made in writing and shall be deemed given if served personally upon the party for whom it is intended or if mailed by prepaid registered post or sent by facsimile addressed to the party for whom it is intended at its or their address as follows:

in the case of the Lender to it at:

CMLS Financial Ltd.

Suite 2110 – 1066 West Hastings Street

Vancouver, British Columbia V6E 3X2

Attention:	Suki Grewal
Fax:	604-687-2118

in the case of the Borrower or a Covenantor to it at:

Vitran Express Canada Inc.

1201 Creditstone Road

Vaughan, Ontario

L4K 0C2

Attention:	Fayaz D. Suleman
Fax:	416-596-8039

and every such notice shall be deemed to have been given upon the day it was personally served or, if mailed, upon the fifth Business Day after it was mailed . Any notice made or given by facsimile on a Business Day before 5:00 p.m. (local time of the recipient) shall be conclusively deemed to have been given and received on such Business Day, and otherwise shall be conclusively deemed to have been given and received on the first Business Day following the transmittal thereof. Either party may designate in writing a substitute address and thereafter notice shall be directed to such substituted address. In the event of a postal strike or other interruption of mail service, then all notices must be delivered personally or by telecopier to the addresses set out or such other addresses as may have been designated.

LEGAL AND OTHER COSTS

All third party costs and expenses incurred whether directly or indirectly by the Lender, whether directly or indirectly in connection with this Commitment Letter or any other Loan Documents, including without limitation reasonable legal fees and disbursements, appraisal fees, title insurance and insurance consultant’s fees, are payable by the Borrower whether or not the transaction proceeds as contemplated, and may be deducted from the proceeds of the Loan. The Borrower shall pay all reasonable costs and expenses imposed by the Lender in connection with any amendments to any of the Mortgages or the other Loan Documents, the discharge or assumption of any of the Mortgages or other security interest, the preparation of any mortgage or financing statement, dishonoured payments or similar matters during the term of the Loan.

FUNDING REQUESTS

Once all conditions of the Commitment Letter have been met, the Lender will order funds and process all advances upon receipt of a minimum of five (5) clear Business Days’ notice prior to the intended date of funding.

COUNTERPARTS

This Commitment Letter may be executed in several counterparts, each of which shall be deemed to be an original and all counterparts, taken together, shall constitute one and the same instrument and it shall not be necessary in making proof of this Commitment Letter to produce or account for more than one such counterpart signed manually or by facsimile copy thereof.

ELECTRONIC TRANSMISSION

An electronically transmitted version of this signed Commitment Letter may be relied upon by the parties to the same extent as the original executed version.

TIME

Time shall be of the essence of this Commitment Letter.

BINDING EFFECT

Acceptance thereof shall constitute a binding contract from the date of acceptance and shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto respectively and shall continue in full force and effect notwithstanding registration of any of the Mortgages.

Yours truly,

CMLS FINANCIAL LTD.

/s/ Beverly White	/s/ Suki Grewal
Beverly White	Suki Grewal
Vice President	Manager

ACCEPTED by the Borrower this 30th day of November, 2011.

VITRAN EXPRESS CANADA INC.

Per:	/s/ Richard E. Gaetz

I/We have the authority to bind the corporation

Per:

I/We have the authority to bind the corporation

COVENANTOR(S)

VITRAN CORPORATION INC.

Per:	/s/ Richard E. Gaetz

I/We have the authority to bind the corporation

Per:

I/We have the authority to bind the corporation

EXPÉDITEUR T.W. LTÉE.

Per:	/s/ Richard E. Gaetz

I/We have the authority to bind the corporation

Per:

I/We have the authority to bind the corporation

November 30, 2011

Vitran Corporation Inc.

c/o Royal Bank of Canada

Royal Bank Plaza

4th Floor, North Tower, PO Box 50

Toronto, ON M5J 2W7

Attention: Reiner Plessl

Expediteur T.W. Ltee.

1201 Creditstone Road

Concord, Ontario

L4K 0C2

Attention: Fayaz Suleman

Dear Sirs:

Re:	Property Address: 3333 Rue Joseph-Dubreuil, Montreal, QC
Loan No: 50152

CMLS Financial Ltd. (the “Lender”) is pleased to advise that on the basis of information provided in connection with your request for financing, your application for a hypothecary loan (the “Loan”) has been approved subject to the terms and conditions set out herein.

This amended and restated commitment letter (as further amended, restated, supplemented or otherwise modified from time to time, the “Commitment Letter”) cancels, supersedes and replaces the commitment letter dated as of November 8, 2011 relating to the Property (as herein defined) issued by the Lender to the Borrower and Covenantors (the “Original Commitment Letter”). Upon the signing of this Commitment Letter by the Lender, the Borrower and the Covenantors, the Original Commitment Letter shall be terminated and be of no further force and effect.

NOW THEREFORE in consideration of the covenants and agreements herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

LOAN TYPE

Hypothecary loan secured by a first ranking immovable hypothec on the land and buildings located at 3333 Rue Joseph-Dubreuil, Montreal, Quebec (the “Property”).

PURPOSE

To provide a first ranking hypothecary loan on the Property to enable the Borrower to repay its or its affiliates’ existing indebtedness.

BORROWER

Expediteur T.W. Ltee. (the “Borrower”).

COVENANTOR(S)

A guarantee shall be provided by Vitran Corporation Inc. and Vitran Express Canada Inc. (the “Covenantor(s)”) on a joint and several basis to make payments under the Loan and to perform all other obligations of the Borrower until the Loan has been satisfactorily repaid in full.

The liability of the Borrower and the Covenantors to make payment under the Loan and to perform all other obligations hereunder shall be on a solidary basis.

MANDATARY

CMLS Financial Ltd., on behalf of an investor client.

LEGAL DESCRIPTION

To be confirmed by the Lender’s counsel.

DESCRIPTION OF PROPERTY

A cross-dock distribution facility containing approximately 59,698 rentable square feet, located on an approximately 11.1 acre site.

LOAN AMOUNT

$6,500,000.00 (the “Principal Amount”)

TERM OF LOAN

Seven (7) years from the Interest Adjustment Date.

AMORTIZATION

Twenty-Five (25) years.

INTEREST RATE

The interest rate for the Loan will be 300 basis points over the bid side yield to maturity expressed as a percentage per annum, compounded semi-annually, not in advance, of a publicly traded non-callable Government of Canada bond selected by the Lender and maturing on a date close to the Maturity Date of the loan as determined by the Lender as at the first Business Day on which the Lender receives the Borrower’s written request to set the interest rate (the “Interest Rate”). The Interest Rate must be set within 15 days of the anticipated funding date as set out in the written notice from the Borrower (the “Funding Notice”), and no later than 5 days prior to such funding date. The Funding Notice must be received by the Lender no later than 1:00 PM EST for rate setting that day. Notwithstanding the above, the Interest Rate shall not be less than 4.75%.

The Loan will be funded on the date set out in the Funding Notice from the Borrower, which must be within 15 days of the setting of the Interest Rate, otherwise the Lender reserves the right in its sole option to modify the rate by applying the formula provided herein.

Interest at the Interest Rate shall be calculated semi-annually and payable monthly not in advance both before and after demand, maturity, judgment and before and after default, based on the Principal Amount advanced and outstanding from time to time from and including the date of advance thereof. Interest on overdue interest shall be calculated and be payable at the same rate and in the same manner as set out herein.

COMMITMENT EXPIRY

December 15, 2011 hereinafter referred to as the “Commitment Expiry Date”. The Lender acknowledges the target funding date is November 30, 2011 or earlier.

Please also refer to clause entitled “Commitment Expiry” contained in the Standard Terms and Conditions.

INTEREST ADJUSTMENT DATE

The first (1st) day of the month next following the date of the advance of funds; being December 1, 2011 (the “Interest Adjustment Date”).

MATURITY DATE

Seven (7) years from the Interest Adjustment Date; being November 30, 2018 (the “Maturity Date”).

FUNDING

The Loan is to be advanced by way of a single advance of funds.

SECURITY FUNDING/CONDITIONS PRECEDENT

CONDITIONS PRECEDENT TO FUNDING

Conditions precedent to the disbursement of funds under the Loan shall be:

1.	CREDIT AND FINANCIAL INFORMATION

Receipt and satisfactory approval by the Lender of the financial statements for all corporate Borrower and Covenantor(s).

All Borrower and Covenantor(s) hereby consent to the Lender commissioning and receiving credit reports on the Borrower and Covenantor(s), the cost of which is to the account of the Borrower.

The Borrower and Covenantor(s) acknowledge that all financial information has been provided to the Lender for the purpose of assessing credit risks associated with the Loan and that the Lender may, in order to fulfill its obligations or enforce its rights (including, without limitation, the enforcement of its security), confidentially disclose all such financial information to third parties (including, without limitation, credit rating agencies) in the ordinary course of business.

The Borrower and Covenantor(s) agree to have the attached Client Identification Certification (Schedule “F”) completed by its/their counsel and returned to the Lender and the Lender’s counsel as required herein.

2.	OPERATING STATEMENTS

Receipt and satisfactory review by the Lender of operating statements on the Property for the past three years.

3.	APPRAISAL

Receipt and satisfactory review by the Lender of an appraisal report on the Property from Cushman & Wakefield Ltd., acceptable to the Lender, establishing a minimum total market value of $10,000,000.00. The appraisal shall be accompanied by a Reliance Letter authorizing the Lender to use and rely upon the appraisal for financing purposes. All costs associated with such report will be to the account of the Lender. The Lender confirms that the appraisal relating to the Property dated October 31, 2011 prepared by Cushman & Wakefield Ltd. is acceptable for the purposes of satisfying the condition in this section.

4.	ENVIRONMENTAL REPORT (“ESA”)

Receipt and acceptance by the Lender of Phase I environmental report or audit on the Property prepared by an environmental consultant (the “Consultant”) satisfactory to the Lender. The report(s) must be dated within 1 year of the date of this Commitment Letter. If further investigative work is recommended, then the Borrower and the Lender will confer with the Consultant to determine the reasonable scope for the further work and, if practicable, provide the Consultant with express instructions to conduct such investigations as are required to permit the Consultant to issue the subsequent investigative report. Notwithstanding the foregoing, all ESA reports must conform to the Canadian Standards Association (Z768 for ESA Phase 1 reports and Z769 for ESA Phase 2 reports). The report must be directed to or accompanied by a Transmittal Letter authorizing the Lender to use and rely upon the reports for financing purposes. All costs will be to the account of the Borrower. The Lender confirms that the ESA Phase 1 Report relating to the Property dated September 15, 2011 prepared by Pinchin Environmental is acceptable for the purposes of satisfying the condition in this section.

The Hypothec shall contain Schedule “A” as attached wherein the Borrower covenants and agrees that to the best of its knowledge, there has not been, there are not currently and there will not in the future be any hazardous materials on the Property, except for any hazardous materials which are handled or otherwise dealt with in accordance in all material respects with applicable law.

5.	ENGINEERING REPORT/BUILDING CONDITION REPORT

Receipt and satisfactory review by the Lender of an engineering report, from an independent engineering firm acceptable to the Lender, confirming the structural integrity of the building, the roof system therein and of all operating systems of the Property. The engineering report must also verify that the Property complies with the appropriate provincial and municipal regulations. The report must be directed to or accompanied by a Transmittal Letter authorizing the Lender to use and rely upon the report for financing purposes. All costs will be to the account of the Borrower. The Lender confirms that the Building Assessment Report relating to the Property dated September 15, 2011 prepared by Pinchin Environmental is acceptable for the purposes of satisfying the condition in this section.

6.	INSURANCE

Evidence of insurance in form and substance reasonably satisfactory to the Lender is required. Please see attached Schedule “B” for insurance requirements. Upon acceptance of this Commitment Letter, all insurance policies must be forwarded to the Lender’s insurance consultants, at the following address, for their review and approval:

Intech Risk Management Inc.

3 Church Street, Suite 400,

Toronto, ON M5E 1M2

Attention: Todd McCleave

Telephone: (416) 348-9111

Fax: (416) 348-9121

Email: tmccleave@intechrisk.com

The cost of the Lender’s insurance consultant’s review of the Borrower’s insurance shall be for the account of the Borrower and may be deducted from an advance of funds under the Loan. Material changes to insurance coverage during the term of the Loan will, at the sole discretion of the Lender, require an additional review by the Lender’s insurance consultant. All insurance review costs will be to the account of the Borrower.

Following is the name, address, and contact information of the employee at Vitran Corporation Inc. who can be contacted by the Lender’s insurance consultant with respect to the Borrower’s insurance coverage:

Name:	Rod Mowat
Address:	1201 Creditstone Road, Concord, Ontario
Phone:	416-798-4965 ext. 5205 Fax: 416-596-8039
E-mail:	rodmowat@vitran.com

It is further understood and agreed that it is the responsibility of the Borrower and/or its Insurance Broker to notify the Lender directly of any changes in coverage from the actual binder or certificates issued at the time of closing and release of funds. Please note that all insurance documentation after the loan funding date is to be submitted directly to the Lender as follows:

Addressed to the Lender

c/o CMLS Financial Ltd.

Suite 2110 - 1066 West Hastings Street,

Vancouver, BC V6E 3X2

The Borrower shall be responsible for the cost of the review.

7.	PROPERTY INSPECTION

An inspection of the Property by an authorized representative of the Lender.

8.	MUNICIPAL AND SCHOOL BOARD TAX ACCOUNT STATEMENTS:PROPERTY TAX NOTICES

A copy of the current tax account and current invoice from the City of Montreal and from the related school board, along with any documents relating to contestation or any other notice or proceeding in connection thereto.

9.	TITLE INSURANCE OR TITLE OPINION

A commercial lenders’ title insurance policy from First Canadian Title in a form satisfactory to the Lender’s counsel may be required. The Borrower will be responsible for the cost of the insurance policy if required.

Where the Borrower elects to provide a legal opinion on title to the Property, such legal opinion may be provided by the Borrower’s counsel or the Lender’s counsel, at the Borrower’s cost. The title opinion shall be in form and substance acceptable to the Lender in the Lender’s sole and absolute discretion.

10.	RECEIPT OF ATTACHED BORROWER(S) INFORMATION PACKAGE (SCHEDULE “C” THROUGH “G”)

11.	CORPORATE STRUCTURE

The Lender’s counsel shall confirm to the Lender that the Borrower is the registered owner of the Property and the ownership structure is as represented by the Borrower to the Lender.

12.	OTHER INFORMATION

Such other reports or information as the Lender or Lender’s counsel may reasonably request.

13.	LEGAL COUNSEL/ADVISORS

The counsel acting solely for the Lender in this transaction will be:

Fraser Milner Casgrain LLP - Attention: Charles Rich

Suite 400, 77 King Street West

Toronto Dominion Centre

Toronto Ontario M5K 0A1

Phone:	(416) 863-4606
Fax:	(416) 863-4592
Email:	charles.rich@fmc-law.com

The Borrower’s counsel shall be:

Name:	Eric Friedman
Firm:	McMillan LLP
Phone:	(416) 307-4030
Fax:	(416) 865-7048
Email:	eric.friedman@mcmillan.ca

14.	SECURITY

Required security for this financing shall include:

(a)	a first ranking immovable hypothec on the Property to secure the Principal Amount along with an additional amount (the “Additional Amount”) representing twenty percent (20%) of the Principal Amount (the “Hypothec”), such hypothec to be cross-defaulted and cross-collateralized with the first freehold mortgages secured by the properties located at 10077 Grace Road, Surrey, BC, 18204- 111 Avenue NW, Edmonton, Alberta and 1201 Creditstone Road, Vaughan Ontario and 2700 Langstaff Road, Vaughan, Ontario;

(b)	guarantee(s) to be granted by Vitran Corporation Inc. and Vitran Express Canada Inc. on a solidary basis for 100% of the Principal Amount and the Additional Amount;

(c)	a registered first ranking immovable hypothec on all present and future rents relating to the Property and on any insurance indemnities relating thereto;

(d)	confirmation that in the event the Borrower elects to lease the Property to an arm’s length third party, the Lender shall have full approval rights to any such lease;

(e)	a site specific movable hypothec providing a first ranking universal movable hypothec on the universality of all present and after-acquired movable property used in the operation and management of the Property and the rents to be derived from the Property, if any (specifically excluding any movable property used in the operation of the transportation business, such as, inventory, rolling stock and accounts receivable);

(f)	hypothec of all-insurance proceeds received under any insurance policies pertaining to the Property and confirmation of Lender being first hypothecary lost payee;

(g)	hypothec charging on all plans, specifications, rights to the architectural plans, permits, contracts, and other documentation pertaining to the Property;

(h)	priority agreements and postponement agreements from any party having a prior interest in the Property or the movable property referred to in (e) above, where applicable, each in a form satisfactory to the Lender and its-counsel; and

(i)	such other security as the Lender and its-counsel may reasonably deem necessary.

15.	FIRE WORK AND LEGALITY OF PROPERTY

Prior to advancing any funds, the Lender requires written confirmation that there are no outstanding work orders, notices or letters of non-compliance issued by any Governmental or Regulatory bodies having jurisdiction over the Property.

16.	CONSTRUCTION LEGAL HYPOTHEC

The Borrower has paid when due any contractor or supplier that has participated in the construction and/or renovation of the Property in the last six (6) months and has obtained, at the satisfaction of the Lender’s counsel, an unconditioned release in relation to such payments. With regards to any future payment, the Borrower has obtained, to the satisfaction of the Lender’s counsel, from such contractor or supplier, a renunciation to the right to register a legal hypothec against the Property.

17.	ZONING BY- LAW & TITLE

All zoning by-laws and restrictive covenants must be complied with and title to the Property and the registration of the Hypothec must be satisfactory to the Lender and its counsel.

Title to the Property must be acceptable to the Lender, in its sole discretion, and all security documents must be registered and the Lender must be in receipt from the Lender’s counsel of a satisfactory report on registration of the security documents, together with the Lender’s counsel’s confirmation that no adverse findings concerning the Borrower or the Covenantor(s) in any department or agency of government which, in the Lender’s counsel’s opinion, could affect the security or ranking of the Hypothec.

All other documentation pertinent to this transaction, as may be reasonably required by the Lender’s counsel, must be acceptable in substance and form to the Lender and its counsel.

18.	MATERIAL CHANGE

It is a condition for disbursement of funds that (a) in the Lender’s opinion the financial position of the Borrower and the Covenantor(s), taken as a whole, and/or the Property given as security, shall not have suffered any adverse material change (a “Material Adverse Change”), (b) the Borrower’s representations and warranties shall be true and correct in all material respects at the time of disbursement, and (c) there shall not be any action, suits, or pending proceedings against the Borrower, the Covenantor(s) or the Property of which the Borrower has knowledge which could reasonably be expected to result in an Material Adverse Change.

19.	CLEAR TITLE

Confirmation from the Lender’s counsel that title to the Property is clear and no liens (other than Permitted Encumbrances) are registered prior to any Loan advance. For the purposes of this Commitment Letter, “Permitted Encumbrances” shall have the meaning ascribed to such term in the Hypothec.

20.	AUTHORIZATION, DIRECTION AND CONSENT

Receipt by the Lender’s counsel of the authorization, direction and consent of all legal and beneficial owner of the Property along with such opinions, certificates, resolutions and other documentation as may be reasonably required by the Lender’s counsel as to due authorization, execution and delivery of all documentation required by the Lender and the enforceability of such documentation in accordance with its terms. Borrower’s and Covenantors’ legal counsel to provide to the Lender with corporate opinions in a form acceptable to the Lender’s counsel.

21.	EXECUTION OF DOCUMENTS

The Borrower and the Covenantor(s) agree to execute such documents, including the Hypothec and other security agreements, in a form and containing provisions protecting the Lender’s rights as contemplated in this Commitment Letter as the Lender’s counsel shall require, acting reasonably.

22.	CERTIFICATE OF LOCATION

A Certificate of Location along with a plan of the Property, showing the Property in its current condition, acceptable to the Lender and its counsel, prepared by a duly licensed surveyor, shall be furnished to the Lender. This Certificate of Location shall show the dimensions of the Property, as well as the dimensions and location of all improvements, parking areas and servitudes (if any). If the Certificate of Location shall state that it was prepared for the exclusive use of the Borrower or any other party, a letter of transmittal will be provided to the Lender by the land surveyor, confirming that the Lender may rely on the Certificate of Location for financing purposes. Title insurance is acceptable in lieu of a certificate of location.

23.	PRE-AUTHORIZED DEBIT FORM

The attached Pre-Authorized Debit form contained in Schedule “E” is to be completed and returned with this signed Commitment Letter.

24.	PROCEEDS OF CRIME (MONEY LAUNDERING) AND TERRORIST FINANCING ACT (CANADA) REGULATIONS

The Borrower and the Covenantors confirm that each of them has consented and agreed to provide the Lender with such documentation and information, including identification, as the Lender may require to ensure compliance with the above Legislation, and that the provision of such documentation and information shall be a pre-funding condition of the Loan.

25.	CORPORATE AND ENFORCEABILITY OPINIONS

With respect to the documents required to be delivered to the Lender by the Borrower(s) and any Covenantor(s), the Borrower’s counsel shall be required to provide the Lender and the Lender’s counsel with its opinion regarding the registration of all movable hypothecs, the due authorization, execution, delivery, creation of the hypothecs and enforceability, which opinion shall be in form and substance acceptable to the Lender and the Lender’s counsel in their sole and absolute discretion.

26.	FEES

The Lender acknowledges receipt from the Borrower, upon signing of the Original Commitment Letter of a standby deposit of $65,000.00 (the “Standby Deposit”) to be held by Lender, without interest, to ensure the performance of the Borrower’s obligations under this Commitment Letter, such Standby Deposit representing damages which the Lender, without prejudice to and in addition to any other remedy, is entitled to retain if the Loan transaction contemplated by this Commitment Letter is not completed in accordance with its terms for any reasons other than the default of the Lender. If the losses, costs and damages suffered by the Lender exceed the amount of the Standby Deposit, the Lender shall be entitled to seek compensation therefore in addition to retaining the Standby Deposit. If the Loan transaction contemplated by this Commitment Letter is completed in accordance with its terms, upon the first advance of the Loan, the Lender shall immediately pay to the Borrower an amount equal to the Standby Deposit without deductions or interest.

27.	CONTEMPORANEOUS CLOSING OF ONTARIO, ALBERTA AND BRITISH COLUMBIA MORTGAGE LOANS

It is a condition of the completion of the transactions contemplated in this Commitment Letter that contemporaneously with the closing of the Loan hereunder, the Lender shall make a mortgage loan to Vitran Express Canada Inc. in the principal amount of at least $39,225,000 secured by the properties known municipally as 10077 Grace Road, Surrey, British Columbia, 18204 – 111 Avenue NW, Edmonton, Alberta and 1201 Creditstone Road, Vaughan, Ontario and 2700 Langstaff, Vaughan, Ontario (the “Contemporaneous Loan”). This condition is for the benefit of the Borrower, and in the event that the Contemporaneous Loan does not close contemporaneously with the Loan, the Borrower shall have the option of terminating the Commitment Letter and the full amount of the Standby Deposit, less reasonable out-of-pocket expenses incurred, without interest, shall be returned forthwith to the Borrower.

STANDARD TERMS AND CONDITIONS

COMMITMENT EXPIRY

Time is of the essence. The Loan must be advanced by the Commitment Expiry Date, as the same may be extended in accordance with the terms of this Commitment Letter. If the Loan is not advanced by the Commitment Expiry Date due to a failure on the part of the Borrower to meet a condition precedent to disbursement of funds as set out in this Commitment Letter (unless such failure results from the Lender or its counsel not acting in a timely and reasonable manner), the Lender at its option may cancel this Commitment Letter and retain the Standby Deposit. If the Lender extends the Commitment Expiry Date, the Borrower will pay, at the option of the Lender, a late disbursement fee. The late disbursement fee will be based on the Principal Amount and the difference between the Interest Rate and the interest rate available to the Lender on short-term investments, for a duration equal to the time beyond the Commitment Expiry Date and the actual funding date.

PROPERTY MANAGEMENT

The Borrower shall at all times maintain professional property management of the Property satisfactory to the Lender, in its sole discretion. Any changes in property management shall require the prior written consent of the Lender, not to be unreasonably withheld or delayed, both as to the manager and the terms and conditions of the management agreement. The Borrower is acceptable to the Lender as the property manager of the Property.

NO FURTHER ENCUMBRANCES

No further encumbrances subsequent to the Lender’s registered security on the Property, other than Permitted Encumbrances, shall be permitted without the prior written consent of the Lender, not to be unreasonably withheld.

REPAYMENT

1.	The Borrower shall pay the Principal Amount together with interest thereon in consecutive monthly installments of principal and interest to be determined at the Interest Rate and in accordance with the amortization criteria set out in the “Amortization” section as follows:

(a)	on the Interest Adjustment Date, a payment of $845.89 being the interest due on the Principal Amount advanced computed at the Interest Rate from the date of advance up to but excluding the Interest Adjustment Date; and

(b)	from and including the Interest Adjustment Date, monthly payments of $36,884.61 representing a portion of the Principal Amount and the total interest accrued and outstanding at the Interest Rate computed from and including the Interest Adjustment Date based on a twenty-five (25) year amortization period shall become due and be paid in consecutive monthly instalments on the first day of each month, the first payment of which shall be made on January 1, 2012 and the last payment of which shall be made on the first day of the month immediately preceding the Maturity Date; and

(c)	the outstanding Principal Amount shall be due in full on the Maturity Date or on such earlier date as the Principal Amount may be declared to be due and payable by the Lender together with interest accrued and unpaid thereon.

2.	All monthly mortgage payments are to be made by way of automatic debit in accordance with the terms of the Pre-Authorized Debit form executed by the Borrower.

3.	All installments received by the Lender shall be applied firstly against interest outstanding and secondly against the Principal Amount.

4.	All payments to be made by the Borrower pursuant to this Commitment Letter are to be “net” to the Lender and are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any tax except for taxes on the overall net income of the Lender; if any tax not presently in existence is deducted or withheld from any payments made pursuant to this Commitment Letter, the Borrower shall promptly remit to the Lender the equivalent of the amount of tax so deducted or withheld together with the relevant receipt addressed, if possible to the Lender provided that all such tax subsequently refunded to the Lender will be remitted, as quickly as possible, by it to the Borrower; provided that in the event the Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such tax, the interest payable under this Commitment Letter will be increased, if permitted by law, to such rates as are necessary to yield and remit to the Lender the Principal Amount together with interest at the rate specified in this Commitment Letter after provision for payment of such tax.

PREPAYMENT PRIVILEGES

1.	The Borrower may repay the Loan in whole or in part, prior to the Maturity Date if the Borrower also pays to the Lender a compensating amount (the “Yield Maintenance”), being the greater of:

(a)	three (3) months interest on the Principal Amount prepaid, calculated at the Interest Rate under the Loan; and

(b)	the amount which is equal to the positive number, if any, obtained by subtracting the amount prepaid from the present value of all monthly payments of interest, including the Principal Amount and interest due at the Maturity Date, which would have been made under the Loan on and after the date of prepayment had such prepayment not been made, such present value to be based on the Discount Rate. The “Discount Rate” shall mean the yield to a purchaser of a non-callable Government of Canada Bond, with a term to maturity approximately equal to the remaining term to the Maturity Date, had the Loan not been prepaid, as calculated by the Lender as at the close of business on the Business Day immediately prior to the date of prepayment, expressed as a rate per annum, compounded semi-annually.

2.	Any such prepayment amount received by the Lender shall be applied firstly against Yield Maintenance, secondly against the interest outstanding and thirdly against the Principal Amount.

3.	After such prepayment is applied by the Lender as provided herein: (a) the Lender shall update the Principal Amount and provide such information to the Borrower; thereafter, the Principal Amount in section “Principal Amount” shall automatically be amended to record and reflect such updated Principal Amount, and (b) the monthly payments payable set out in the “Repayment” section shall be re-calculated based on the Principal Amount then outstanding and the remainder of the amortization period.

TIME OF PAYMENTS

In the event that any payment permitted or required to be made under this Commitment Letter or any other Loan Documents is made after 10:00am Pacific Time (“PT”), on any payment date, that payment will be deemed to have been made on the next following Business Day. For the purposes of this Commitment Letter, “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Montréal, Quebec, Toronto, Ontario and Vancouver, British Columbia are authorized or required by law to remain closed.

SECURITY REGISTRATION

Neither the preparation nor the registration of any of the security documents contemplated in this Commitment Letter shall bind the Lender to advance funds.

ESCROW FUNDS

Should the Lender collect escrow funds or retain a holdback from any advance, such funds will be held by the Lender without benefit of interest to the Borrower.

BENEFIT OF LOAN FUNDS

The Borrower represents, warrants and covenants that all advances (or re advances if applicable) under the Loan will be for the sole account, benefit and use of the Borrower for the purpose stipulated in this Commitment Letter, unless the Lender provides its approval, in writing, that advances (or re-advances if applicable) may be for the account, benefit and use of a third party other than the Borrower, which approval may be unreasonably withheld at the Lender’s sole discretion.

CANCELLATION CLAUSE

This Commitment Letter may be cancelled at the Lender’s option if any of the conditions set out herein are not complied with or if any of the requirements of the Lender’s counsel are not satisfactorily fulfilled by the Commitment Expiry Date.

FINANCIAL REPORTING

The Borrower and Covenantor(s) shall provide the Lender with prepared financial statements all satisfactory to the Lender in form and content, prepared in accordance with U.S. GAAP, within 120 days of each fiscal year-end for the Borrower and Covenantor(s). Financial statements shall be accompanied by a current rent roll (in the event any part of the Property becomes subject to a lease(s)), balance sheet and a detailed income statement for the Borrower and Covenantor(s) (if any) and an operating statement for the Property.

PROPERTY TAXES

1.	The Lender reserves the right to deduct monies from the Loan to pay all Taxes (as defined in the Hypothec) (including penalties, interest and unpaid utilities if applicable) due or coming due within 60 days of the advance of the Loan. Notwithstanding, the Lender shall permit the Borrower to pay the Taxes for the Property. The Lender will waive the requirements for monthly Tax installments on the condition that the Borrower:

(a)	pays each Loan payment and all other monies due under the Loan promptly when due;

(b)	submits copies of the tax receipts to the Lender within 60 days of each due date to confirm payment of Taxes. If the Borrower does not submit tax receipts as required and the Lender requests tax receipts from the taxing authority, all costs incurred by the Lender in obtaining the receipts will be for the Borrower’s account;

(c)	is not otherwise in default under any of the Loan Documents; and

(d)	authorizes the taxing authority to release all information relevant to Taxes to the Lender as required.

2.	In the event that the Borrower does not comply with the conditions and requirements set out above in this section, then:

(a)	the Borrower shall pay to the Lender in instalments on the dates on which instalments of principal and interest are payable pursuant to this Commitment Letter, sums sufficient to enable the Lender to pay the whole amount of Taxes on or before the due date for payment thereof or, if such amount is payable in instalments, on or before the due date for payment of the next instalment thereof;

(b)	where the period between the date of the advance of the Principal Amount and the next following annual due date or first instalment due date for Taxes is less than one year, the Lender may, at the Lender’s option, require the Borrower to pay to the Lender in equal instalments, on each date on which an instalment of principal and interest is payable pursuant to this Commitment Letter, during such period and during the next succeeding twelve months’ period, an amount estimated by the Lender to be sufficient to pay, on or before the expiration of the said twelve months’ period, all Taxes which shall become due and payable during the said two (2) periods and during the balance of the calendar year in which the said twelve months’ period expires; and the Borrower shall also pay to the Lender on demand the amount, if any, by which the actual Taxes exceed such estimated amount; and

(c)	subject to the immediately preceding subsection, the Borrower shall pay to the Lender on each date on which an instalment of principal and interest is payable pursuant to this Commitment Letter one-twelfth of the annual amount (as estimated by the Lender) of the Taxes becoming due and payable during the next succeeding year after such instalment due date and the Borrower shall also pay to the Lender on demand, the amount, if any, by which the actual Taxes exceed such estimated amount.

Notwithstanding anything in this “Property Taxes” section, the Borrower shall promptly pay or cause to be paid as they become due all taxes, rates, duties, charges, impositions, levies and assessments whatsoever whether municipal, parliamentary, school or otherwise, and whether general or special, ordinary or extraordinary, which are from time to time levied, imposed or assessed against or on account of the Property or any part or parts thereof or any interest therein directly to the applicable government authority and the Borrower shall provide to the Lender evidence (acceptable to the Lender) of payment thereof within five (5) Business Days after such taxes, rates, duties, charges, impositions, levies and assessments are due.

DISBURSEMENT

Prior to the disbursement of the Loan, the security instruments shall be registered, the Property shall be free and clear of all liens, charges and other encumbrances (save and except (i) any existing charge to be paid out and discharged from the Loan advance and (ii) Permitted Encumbrances)and all other terms and conditions of this Commitment Letter shall have been satisfied.

INSURANCE

1.

In the event the Borrower fails to effect or maintain or cause to be effected or maintained any insurance required herein, the Lender may effect or maintain such insurance and, without obligation to do so, insure the Property or any part or parts thereof for such amount or amounts as the Lender may from time to time deem expedient and the amount of any premiums paid to effect or maintain such insurance shall be payable by the Borrower on demand and shall bear interest at the rate calculated and payable in the same manner as interest on the Principal Amount from the date of such payment by the Lender until paid, and the Borrower covenants to repay to the Lender on demand all of the premiums so paid. No effecting of insurance by the Lender shall diminish or derogate in any way from the obligation of the Borrower to effect and maintain insurance required herein. The Borrower shall deliver to the Lender evidence of payment of all premiums and other sums of money payable for effecting or maintaining the insurance required herein and shall deliver to the Lender, on a best efforts basis, at least 10 days and in no event less than 2 Business Days prior to the expiration of any such insurance policy, certificates with respect to any renewal policies. If such renewal policy is different from the certified policy so expiring or if such renewal insurance shall be arranged with another insurer, such policy and insurer shall be subject to review and approval by an insurance consultant selected by the Lender, all at the cost of the Borrower.

2.	Nothing contained herein shall be deemed to hold the Lender responsible for failure to cause insurance to be obtained or maintained or for any loss arising as a result of any defect in any policy or as a result of any insurer failing to pay for any damage or loss insured against.

3.	The Borrower shall not do or suffer anything whereby any insurance policies may be vitiated.

4.	The Borrower shall forthwith on the happening of any loss or damage at its expense furnish all necessary proofs and do all necessary acts to enable the Lender to obtain payment of the insurance moneys and the Borrower shall release any interest it may have in the proceeds thereof.

5.	In the event that any policy or policies of insurance relating to the Property contains any co-insurance clauses, the Borrower shall maintain or cause to be maintained at all times a sufficient amount of such insurance to meet the requirements of any such co-insurance clause so as to prevent the Borrower from becoming a co-insurer under the terms of such policy or policies.

6.	All proceeds of insurance received by the Lender in respect of any damages to the Property or any part thereof shall be held by the Lender as part of the security under any Loan Document, and so long as a Default or Event of Default (as defined below) shall not have occurred and be continuing (in which event all such proceeds shall be used to pay the Principal Amount, interest thereon, all other amounts then owing to the Lender including, without limitation, the Yield Maintenance shall be dealt with as follows:

(a)	if insurance proceeds in respect of any one occurrence or multiple occurrences with an aggregate cumulative amount in any consecutive twelve (12) month period is equal to or is less than $1, 625,000 (the “Insurance Limit”) and less than 50% of the usable space of the Property is destroyed or damaged, then the insurance proceeds shall be paid to the Borrower and shall be applied by the Borrower towards the restoration, repairing or rebuilding the Property and the Borrower shall forthwith give notice thereof to the Lender which notice shall set forth the Borrower’s estimate of the date by which the restoration, reconstruction or replacement can be effected and completed; the Borrower shall also provide such other evidence as the Lender may reasonably require with respect to such restoration, reconstruction or replacement;

(b)

if insurance proceeds in respect of any one occurrence or multiple occurrences with an aggregate cumulative amount in any consecutive twelve (12) month period is in excess of the Insurance Limit and less than 50% of the usable space of the Property is destroyed or damaged, then the insurance proceeds shall be retained by the Lender and the Borrower shall advise the Lender in writing (the “Repair Notice”) within ninety (90) days of the date of occurrence of the damage or destruction whether the Borrower wishes to use such insurance proceeds to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance, or to use such proceeds to restore, repair or rebuild (collectively, the “Repair”) the Property. If the Borrower wishes to Repair the Property, it shall provide the Lender with all information which the Lender may reasonably require to consider the Borrower’s proposal and so long as: (i) the Lender is satisfied, acting reasonably, that the amount of insurance proceeds together with such other funds as the Borrower has indicated in the Repair Notice as available to it for the Repair are sufficient to make and complete the Repair, and (ii) the Borrower’s proposal is acceptable to the Lender, acting reasonably, then the Lender shall permit the Borrower to use the insurance proceeds to Repair the Property damaged or destroyed. If the Lender agrees to permit the Borrower to use such proceeds to Repair the Property damaged or destroyed, then the insurance proceeds shall be payable in the manner set out in paragraph 6(d) of this “Insurance” section so long as no Default or an Event of Default shall have occurred and be continuing (in which event all such proceeds shall be used to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance); or

(c)	if insurance proceeds in respect of any one occurrence or multiple occurrences with an aggregate cumulative amount in any consecutive twelve (12) month period is in excess of the Insurance Limit and 50% or more of the usable space of the Property is destroyed or damaged, then the insurance proceeds shall be retained by the Lender and the Borrower shall deliver to the Lender a Repair Notice within ninety (90) days of the date of occurrence of the damage or destruction indicating whether the Borrower wishes to use such insurance proceeds to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance, or to use such proceeds to Repair the Property. If the Borrower wishes to Repair the Property, it shall provide the Lender with all information which the Lender may reasonably require to consider the Borrower’s proposal and the Lender undertakes to advise the Borrower in writing within thirty (30) days of receipt of the Borrower’s notice of intention to Repair whether the Lender, in its sole discretion, is prepared to permit the Borrower to use such proceeds to Repair the Property damaged or destroyed or requires that such proceeds be used to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance. If the Lender agrees to permit the Borrower to use such proceeds to Repair the Property, then the insurance proceeds shall be payable in the manner set out in paragraph 6(d) of this “Insurance” section so long as no Default or an Event of Default shall have occurred and be continuing (in which event all such proceeds shall be used to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance):

(d)	If any Repair is permitted pursuant to the terms of paragraph 6(b) or 6(c) of this “Insurance” section, then prior to commencing any Repair:

(i)	the Borrower will submit or cause to be submitted to the Lender the plans and specifications pertaining thereto for the approval of the Lender, which approval will not be unreasonably withheld or delayed unless the Repair, will result in a material adverse change to the use or value of the Property, the building(s) and other improvements thereon, or its revenue producing capability (if any), or will impair or adversely affect the Lender’s hypothecs therein; and

(ii)	the Lender shall upon the request of the Borrower but in any event no more frequently than monthly on the last Business Day of each month, pay over to the Borrower from any insurance proceeds received by the Lender in amounts sufficient to reimburse the Borrower for such costs and expenses incurred and paid by the Borrower for the Repair (after withholding any amounts required as holdbacks due to any legal hypothec in favour of persons having taken part in the construction or renovation of an immovable created pursuant to the Quebec Civil Code (the “Legal Hypothec”) after all applicable Legal Hypothec periods have expired) and upon delivery to the Lender of the following:

A.	a certificate of a senior officer of the Borrower (the “Officer’s Certificate”) stating the monies required in reimbursement for the costs and expenses incurred by the Borrower to effect the Repair and describing such Repair and stating the amount expended;

B.	a certificate of an independent engineer, cost consultant or architect selected by the Borrower and approved by the Lender noting the date of completion of the Repair and certifying (the “Independent Certificate”):

I.	as to accuracy of the hard costs set forth in the Officer’s Certificate and as to the holdbacks retained or required to be retained pursuant to the Legal Hypothec;

II.	the Repair has been completed in accordance with the plans and specifications therefore and in compliance in all material respects with all provisions of all regional, municipal and other governmental approvals, permits and consents obtained and with all zoning and building by-laws and regulations of any authorities having jurisdiction applicable thereto; and

III.	the signer of such Independent Certificate has no knowledge of any infraction of any other laws, by-laws or regulations (if any) applicable to the Repair which in the opinion of such signer is material; provided that such Independent Certificate may make an exception as to matters, if any, which relate to the interpretation or application of the provisions of such approvals, permits, consents, laws, by-laws or regulations referred to above which are currently under discussion with public officials and which in the opinion of the signer do not adversely affect the use of a Property for the purposes for which it is intended to be used and such other evidence, if any, as the Lender may require in support of such statement;

C.	evidence satisfactory to the Lender that the Borrower has paid, or has made arrangements satisfactory to the Lender to provide payment of, the total cost of the Repair and all costs and expenses incidental thereof and, if any policy or policies of insurance the proceeds of which shall have been received by the Lender shall be deductible insurance, evidence satisfactory to the Lender that the Borrower has paid the full deductible amount in payment of costs and expenses incidental to the Repair;

D.	evidence satisfactory to the Lender that the Repair is in accordance with the provisions (if and to the extent applicable) pertaining thereto of any material agreement relating to the Property and Permitted Encumbrances;

E.	an opinion of the Lender’s counsel that the Property so Repaired is subject to the security constituted by the Hypothec free and clear of all mortgages, charges, liens, encumbrances, hypothecs and security interests (other than Permitted Encumbrances) ranking prior to or pari passu with the hypothecs or the security constituted under the Hypothec;

(e)	the balance of insurance proceeds in excess of the amount expended by the Borrower in the Repair and paid to the Lender shall be paid over by the Lender to the Borrower, subject to the rights of any other Person (as defined in the Hypothec) thereto under the terms and conditions of the policies of insurance under which such proceeds have been paid.

7.	Notwithstanding anything to the contrary contained herein, the Lender may, at its option, apply, in accordance with paragraph 10 of this “Insurance” section, any insurance proceeds held by it pursuant to the provisions herein to the prepayment or repayment of the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance: (i) at any time after the occurrence of any Default or Event of Default; or (ii) if within twelve (12) months of the date of the loss, damage or event in respect of which such insurance proceeds become payable either: (A) such insurance proceeds have not been applied to Repair the Property; or (B) the Lender shall not have received evidence satisfactory to it that the Borrower has made arrangements for the Repair within a reasonable period of time, having regard to the circumstances (provided, however, that if the Lender shall have received such evidence, then such twelve (12) month period may be extended by the Lender, at its sole discretion, by the period contemplated by such arrangements).

8.	Any proceeds of insurance received and held by the Lender pursuant to this section shall, until disbursed by the Lender pursuant to this section or until applied by the Lender to the prepayment or repayment of the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance as aforesaid, whichever occurs first, be placed in an account and interest paid monthly thereon shall be held to the benefit of the Borrower at the interest rate in effect for such account from time to time.

9.

The Borrower covenants and agrees that until the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance is paid in full, if the Property or any part or parts thereof is totally or partially destroyed or damaged by any cause whatsoever, the Borrower, shall promptly after any such damage or destruction, commence and proceed with, or cause to be commenced and proceeded with, the

Repair of the damaged or destroyed Property and the Borrower, with all due diligence, shall Repair, or cause to be Repaired, such Property and replace, or cause to be replaced, the improvements with other buildings of the same type and character and to as good a condition as those so damaged or destroyed. The Borrower acknowledges and agrees that it has the obligation to Repair as set out herein regardless of the sufficiency of insurance proceeds payable in respect of damage or destruction to all or any part of the improvements and buildings; except:

(a)	if, pursuant to paragraph 6(b) or 6(c) of this “Insurance” section (other than in the case of a Default or an Event of Default), the Lender requires that the insurance proceeds be used to pay or prepay the Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance instead of permitting the use of such insurance proceeds to Repair the Property destroyed or damaged; or

(b)	if the Borrower elects not to Repair a damaged or destroyed Property pursuant to paragraph 6(b) or 6(c) of this “Insurance” section.

Notwithstanding anything to the contrary contained herein, in the event that the Borrower elects not to Repair the Property as set out in paragraph 6(b) or 6(c) of this “Insurance” section, then the Lender shall apply the proceeds of insurance to repay or prepay all or any portion of the Principal Amount in accordance with paragraph 10 of this “Insurance” section and the Borrower shall pay to the Lender an amount equal the shortfall amount between the insurance proceeds received by the Lender for the Property and 110% of the outstanding Principal Amount of the Property, taking into account: (i) all principal repayments made prior to the date of repayment or prepayment, to be applied to the outstanding Principal Amount; (ii) accrued interest and all other sums due on the Principal Amount of the Property; and (iii) the Yield Maintenance on the Principal Amount of the Property.

10.	If and to the extent that the Lender uses the proceeds of insurance to repay or prepay all or any portion of the Principal Amount:

(a)	such repayment or prepayment shall be applied firstly against Yield Maintenance, secondly against the interest outstanding and thirdly to reduce the Principal Amount of the Property; and

(b)	after such insurance proceeds is applied by the Lender as provided herein, the Lender shall update the Principal Amount and provide such information to the Borrower; thereafter, the Principal Amount in section “Principal Amount” for the Property shall automatically be amended to record and reflect such updated Principal Amount; and

(c)	after any repayment or prepayment in accordance with the provisions of this section, the monthly payments payable set out in the “Repayment” section shall be re-calculated based on the Principal Amount then outstanding and the remainder of the amortization period.

11.	The Borrower covenants and agrees to obtain from financially responsible insurance companies and to duly and punctually pay or cause to be paid all premiums and other sums of money payable for effecting and maintaining all insurance on the Property as required and set out in Schedule “B”.

EVENTS OF DEFAULT

At the option of the Lender, the Loan shall become payable, the hypothecs in the Hypothec and any other security document granted to the Lender shall become enforceable and the Lender may, among other things, require the Borrower and the Covenantors (collectively, the “Obligors” and each an “Obligor”) or any one of them to immediately pay the entire Principal Amount, interest thereon, and all other amounts then owing to the Lender including, without limitation, the Yield Maintenance in each and every of the following events (an “Event of Default”):

1.	Failure by an Obligor to pay the principal and/or interests on the Loan when due and such failure shall continue for three days following the due date thereof;

2.	Failure by an Obligor to comply with any other terms and conditions of this Commitment Letter, the Hypothec or any of the other documents and agreements in connection with the Loan delivered to the Lender by the Obligors or any of them (as each is amended, restated, supplemented or otherwise modified from time to time) (collectively, “Loan Documents”, and each a “Loan Document”), within 10 Business Days of receiving notice of such failure (provided that, if in the case of non-monetary defaults, rectification cannot reasonably be expected to be made within such 10 Business Day period, then within a reasonable period of time thereafter provided that an Obligor commences such rectification within the said 10 Business Days and thereafter diligently pursues such rectification); provided that the grace period given in this section does not apply to the failure to comply with terms and conditions of any of the Loan Documents that is the subject of another event of default in this section;

3.	Without the prior written consent of the Lender as required by any Loan Document (such consent not to be unreasonably withheld or delayed), a transaction resulting in an Obligor or its undertaking and assets being transferred as an entirety or substantially as an entirety to any Person, including a direct or indirect sale, conveyance, transfer or other disposition of all or any of the shares in the capital of the Borrower or Vitran Express Canada Inc. or all or substantially all of the shares in the capital of Vitran Corporation Inc. or a change in control of an Obligor (whether directly by the sale, transfer of shares or otherwise by way of a consolidation, merger, amalgamation or other reorganization of an Obligor or by way of the sale, conveyance, transfer or other disposition of any interest or any part thereof) except for:

(a)	any such sale, conveyance, transfer or other disposition whereby the Borrower or Vitran Express Canada Inc. continues to be controlled, directly or indirectly, by Vitran Corporation Inc.; or

(b)	any such sale, conveyance, transfer or other disposition whereby a Covenantor or any of its assets, property and undertaking is transferred to another entity and a replacement guarantee and security agreement from another covenantor with substantially equivalent creditworthiness (as determined by the Lender, acting reasonably) is provided to the Lender prior to or at the same time as such sale, conveyance, transfer or other disposition.

For the purposes hereof, “control” shall have the meaning ascribed thereto in the Canada Business Corporations Act.

4.	The creation of any other encumbrances charging the Property, other than Permitted Encumbrances, not in accordance with the terms of the Loan Documents;

5.	If there is a Material Adverse Change;

6.	If any of the representations or warranties made by any Obligor in the application for the Loan, in any document or certificate delivered pursuant hereto or in any Loan Documents is incorrect, false or misleading in a material respect;

7.	If the Property is abandoned for a period exceeding 15 consecutive days;

8.	If an order is made or a resolution is passed for the winding-up, liquidation or dissolution of an Obligor, or if a petition is presented or filed for the winding-up of an Obligor, whether pursuant to the Winding-up and Restructuring Act (Canada) or otherwise and such application is not stayed or dismissed within 30 days of the presentation of filing thereof;

9.	If an Obligor ceases or threatens to cease to carry on business, makes a bulk sale of its assets, or if the Borrower directly or indirectly sells, conveys, transfers or attempts to dispose of, sell, convey or transfer the Property or any part or parts thereof or any of its interest therein, or if a receiver or trustee for an Obligor or any of its property or assets is appointed (whether privately or by court order);

10.	If an involuntary proceeding shall be commenced or an involuntary application shall be filed seeking (i) liquidation, reorganization or other relief in respect of an Obligor or its debts, or of a substantial part of its assets, under any federal or provincial bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, monitor, administrator, conservator or similar official for any Obligor or for a substantial part of its assets, and in any such case, such proceeding or application shall continue undismissed or unstayed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

11.	If any Obligor shall (i) voluntarily commence any proceeding or file any application seeking liquidation, reorganization or other relief under any federal or provincial bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or application described in paragraph 10 of this Section, (iii) apply for or consent to the appointment of a receiver, interim receiver, trustee, custodian, sequestrator, monitor, administrator, conservator or similar official for such Obligor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of an application filed against it in ay such proceeding, (v) make a general assignment of benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

12.	If an execution or any other process of any court becomes enforceable against an Obligor or if a distress or analogous process is initiated or levied against or upon the Property or any part thereof;

13.	If an Obligor permits any sum which has been admitted as due by an Obligor or is not disputed to be due by it and which forms or is capable of being made a hypothec or charge on the Property or any part thereof in priority to the Lender’s security interest or hypothecs to remain unpaid after proceedings have been taken to enforce such hypothec or charge;

14.	If an Obligor defaults in the observance or performance of any provision relating to the indebtedness or liability of such Obligor to any Person (other than the Lender) in excess of $7,500,000 which default, after the expiry of any cure period with respect thereto, results in acceleration of such indebtedness or liability before its scheduled maturity date, or such Obligor fails to pay such indebtedness or liability on its scheduled maturity date;

15.	If any licence, permit or approval required by any law, regulation or governmental policy or any governmental agency or commission for the operation of the business of an Obligor or the Property shall be withdrawn or cancelled and a replacement, reinstatement or reissuance of the applicable licence, permit or approval for the operation of the business of an Obligor or the Property has not occurred within 60 days after such withdrawal or cancellation;

16.	If an Event of Default (under and as defined in the amended and restated commitment letter dated of as the date hereof issued by the Lender and accepted by Vitran Express Canada Inc., as borrower, and Vitran Corporation Inc. and the Borrower, as covenantors occurs;

17.	If there is any contamination placed, held, located or disposed of on, under or at the Property that exceeds the criteria related thereto set out under any Environmental Laws (as defined in the Hypothec) which is required to be remediated by any applicable Governmental Authority;

18.	If any Obligor denies, to any extent, its obligations hereunder or under the other Loan Documents or if any Obligor claims that such obligations are invalid in whole or in part;

19.	If any Loan Document is determined by a court of competent jurisdiction to be invalid or unenforceable by the Lender in whole or in part, or is invalidated in whole or in part and such Loan Document is not, at the request of the Lender, replaced within 30 days with a legal, valid, binding and enforceable document equivalent thereto in form and substance acceptable to the Lender; provided that such 30 day cure period shall only be available if the Obligors actively co-operate with the Lender in creating such replacement Loan Document;

20.	If, at any time after execution and delivery thereof, the validity or enforceability of this Agreement or any other Loan Document is contested by an Obligor or an Obligor denies in writing that it has any or further liability or obligations under any Loan Document;

21.	If the Hypothec ceases to be a valid and opposable charge, security interest or hypothec, subject to Permitted Encumbrances, and the default is not cured to the satisfaction of the Lender within 5 days, or such longer period as may be required to cure such default after the earlier of: (i) notice of such default is provided by the Lender to the Borrower; or (ii) any of the Obligors becomes aware of such default; or

22.	If the Lender receives a notice of cancellation of insurance from an insurer which notice is not retracted forthwith following receipt or replacement insurance which complies with the requirements of the Lenders set out in Schedule “B” under this Commitment Letter is not put in place on or before the expiry date of coverage of such insurance.

AUTHORIZATION AND DIRECTION OF HYPOTHECATED PROCEEDS

If at the time of any advance of the Loan, there is a hypothec, security interest, or other financial encumbrance (each a “Charge”) registered or existing at the Land Registry Office against title to the Property or in the Personal and Movable Real Rights Registry which is not permitted by the Lender, the Lender may require that its counsel apply any or all of the proceeds of the advance to pay out such Charge on behalf of the Borrower by payment directly to the holder thereof. If such payout is required, the Borrower will irrevocably direct and authorize the Lender and its counsel to make such pay-out and agrees to obtain and register discharges of any such Charge as soon as possible after such pay-out provided that the executed discharge of any hypothec must be delivered in registrable form in exchange for such pay-out. In signing this Commitment Letter the Borrower authorizes the Lender to pay the balance of the Loan proceeds directly to the Borrower’s counsel.

APPLICATION OF PROCEEDS

Except as herein otherwise expressly provided, the moneys arising from the possession by the Lender of the Property or from any sale or realization of the whole or any part of the Property (except by foreclosure) pursuant to any proceedings following the occurrence of an Event of Default, whether under any sale by the Lender or by judicial proceedings or otherwise, shall be applied first to pay or reimburse to the Lender the costs, charges, expenses, advances and compensation of the Lender incurred in taking, recovering, preserving, protecting and keeping possession of the Property or generally in any other proceedings taken hereunder in connection with or to realize upon the security hereof, with interest thereon as herein provided, and all Taxes, utility charges, and other charges ranking pari passu with or in priority to the Lender’s hypothecs in the Property, and the residue of the said moneys shall be applied first in or towards payment of accrued interest due and payable, second in or towards payment of the Principal Amount due and payable, third in or towards payment of other moneys (if any) due and payable to the Lender pursuant to this Commitment Letter or any of the other Loan Documents, fourth to all Persons (if any) other than the Borrower entitled thereto by law and the surplus (if any) of such moneys shall be paid to the Borrower or its successors or assigns.

NON-MERGER

It is understood and agreed that the execution, delivery and registration of the Hypothec and any other security shall in no way extinguish this Commitment Letter or the terms and conditions hereof which shall survive and continue in full force and effect. In the case of any inconsistency or conflict between any of the provisions of the Commitment Letter and any of the provisions of the Hypothec, such inconsistency or conflict shall be resolved in the following manner:

•

with regards to the granting of the immovable and movable hypothecs, the description of the hypothecated immovable and movable property and the rights and recourses of the Lender in connection with the immovable and movable hypothecs, by giving precedence to the Hypothec;

•	with regards to specific payment amounts and obligations relating to the loan: by giving precedence to the Commitment Letter;

•	with regards to general obligations relating to the loan and conditions precedent to the disbursement of the loan: by giving precedence to the Commitment Letter.

In the event of any conflict, inconsistency, ambiguity or difference between any provisions of this Commitment Letter and any other Loan Document, the applicable provisions of the Commitment Letter shall govern and be paramount and any such provision of the other Loan Document shall be deemed to be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference. Notwithstanding the foregoing, (i) if there is any provision set out in this Commitment Letter or any part thereof which is not set out or provided for in the other Loan Document or vice versa, such additional provision shall not constitute a conflict, inconsistency, ambiguity or difference, and (ii) a provision in this Commitment Letter and a provision in the other Loan Document shall not be considered to be inconsistent if both relate to the same subject matter and the provision in one imposes more onerous obligations or restrictions than the corresponding provision in the other document in which case the more onerous and restrictive provision, where ever contained, shall prevail.

WAIVER

The Lender’s failure to insist upon strict performance of any obligation or covenant in any Loan Document by the Borrower or to exercise any option or right herein shall not be a waiver for the future of such obligations or covenant, but the same shall remain in effect and the Lender shall have the right to insist upon strict performance by the Borrower of any and all of the terms of the Loan Documents.

INTERPRETATION OF CONTRACT

This Commitment Letter shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

CONDITIONS

All conditions of the obligation of the Lender to make advances are imposed solely for the benefit of the Lender and its assigns and any or all of such conditions of the obligation of the Lender to make advances, may be waived in whole or in part at any time in its discretion it deems it advisable to do so.

PERSONAL INFORMATION

Quebec’s Act respecting the Protection of Personal Information in the Private Sector (the “PPIPSA”) and Canada’s Personal Information Protection and Electronic Documents Act (the “PIPEDA”) are intended to protect the confidentiality of information about an identifiable individual that is recorded in any form (“Personal Information”).

By evidence of their respective signatures to this Commitment Letter, each signatory to this Commitment Letter hereby expressly consents and authorizes the Lender to collect, use, or disclose to third parties its Personal Information as required and as permitted pursuant to the PPIPSA and the PIPEDA or other laws, for the purpose of underwriting, funding and administration. Such third parties may include mortgage loan investors, mortgage loan trustees, law firms, insurance companies, credit bureaus or other third parties involved in the mortgage loan industry.

A copy of the Lender’s privacy policy or procedures may be obtained by contacting the Lender’s Chief Privacy Officer at its Vancouver offices.

COMMITMENT NOT TRANSFERABLE OR ASSIGNABLE

This Commitment Letter may not be transferred or assigned without the Lender’s express written consent and approval not to be unreasonably withheld or delayed. Any request to transfer or assign this Commitment Letter must be in compliance with the terms of the Loan Documents and accompanied by such information and documentation as may be reasonably requested by the Lender. The Lender (and its successors and assigns) may, at its sole discretion and without notice to or the consent of the Borrower or any Covenantor(s), assign, sell or transfer the Loan, this Commitment Letter and the other Loan Documents, in whole or in part, and the Borrower and Covenantor(s) hereby consent to the disclosure by the Lender on strictly confidential basis to any such assignee, transferee or participant of all information and documentation regarding the Loan, the Property, the Borrower and the Covenantors within the possession and control of the Lender.

CONSENT TO DISCLOSURE

Each of the Borrower and Covenantor(s) acknowledges and agrees that the Loan (or securities or certificates backed by or representing any interest in the Loan or a pool of loans which includes the Loan) may be sold or securitized into the secondary market without restriction and without notice to or the consent of the Borrower or any Covenantor(s). The Lender may release, disclose, exchange, share, transfer and assign from time to time on a strictly confidential basis, as it may determine in its sole discretion, all information and materials (including financial statements and information concerning the status of the Loan, such as existing or potential Loan defaults, lease defaults or other facts or circumstances which might affect the performance of the Loan) provided to or obtained by the Lender relating to any Borrower or Covenantor(s), the Property or the Loan without restriction and without notice to or the consent of the Borrower or any Covenantor(s) as follows: (i) to any subsequent or proposed purchaser of the Loan and its third party advisors and agents, such as counsel, accountants, consultants, appraisers, credit verification sources and servicers; (ii) to any governmental authority having jurisdiction over such sale or securitization of the Loan or Loan pool or any trade of any interest in the Loan or Loan pool; and (iii) to any other Person in connection with the sale, assignment or securitization of the Loan or in connection with any collection or enforcement proceedings taken under or in respect of the Loan and/or the Loan Documents. Each of the Borrower and Covenantor(s) irrevocably consents to the collection, obtaining, release, disclosure, exchange, sharing, transfer and assignment of all such information and materials.

INFORMATION AND MATERIALS

The Borrower warrants that all information and materials, except for projections, provided or delivered to the Lender in connection with the Loan are correct and complete as of the date provided and will continue to be correct and complete on the date of advance, failing which the Lender shall have no obligation to advance the Loan. All projections provided to the Lender have been prepared in good faith based upon assumptions believed to be reasonable at the time delivered. The Borrower acknowledges that the Lender’s decision to make the Loan will be based on all such information and materials. The Borrower shall promptly disclose to the Lender from time to time any and all changes in such information and materials or any additional information or materials which may reasonably be expected to influence the Lender’s decision to make the Loan.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

The representations, warranties, covenants and obligations of each Borrower or Covenantor(s) contained in each Loan Document shall (i) survive any advance or repayment of the Loan, any full or partial release, termination or discharge of any Loan Document, and any remedial proceedings taken by the Lender under any Loan Document or applicable law, (ii) enure to the benefit of the Lender and (iii) be fully effective and enforceable by the Lender notwithstanding any due diligence performed by or on behalf of the Lender or any breach or other information (to the contrary or otherwise) known to the Lender at any time. Such representations and warranties are deemed to be made on the date of execution of each such Loan Document and are deemed repeated as of Loan closing.

DUE ON SALE CLAUSE

1.	At the sole option of the Lender, the whole of the then unpaid portion of the Principal Amount, interest thereon, all other amounts then owing to the Lender including, without limitation, the Yield Maintenance and all of the Lender costs and expenses shall forthwith become due and payable as of the date of:

(a)	a direct or indirect sale, conveyance, transfer or other disposition (including the assignment, leasing or subleasing) of the whole or any portion of the Property or any interest therein (except where such sale, conveyance, transfer or other disposition is consented to by the Lender as provided for herein or in the Hypothec);

(b)	a direct or indirect sale, conveyance, transfer or other disposition of any of the shares in the capital of the Borrower or a change in control of the Borrower (whether directly by the sale, transfer of shares or otherwise by way of a consolidation, merger, amalgamation or other reorganization of the Borrower or by way of the sale, conveyance, transfer or other disposition of any interest or any part thereof of the Borrower) (except where such sale, conveyance, transfer, other disposition or change of control is expressly permitted herein or in the Hypothec or is consented to by the Lender as provided for herein or in the Hypothec); or

(c)	a transaction resulting in the Borrower, its undertaking and assets being transferred as an entirety or substantially as an entirety to any Person (except where such transaction is expressly permitted herein or in the Hypothec or is consented to by the Lender as provided for herein or in the Hypothec).

2.	No direct or indirect sale, transfer, conveyance, or other disposition of the Property or the Borrower’s interest therein or any part or parts thereof shall, unless the Lender has expressly agreed thereto in writing, release the Borrower or any Covenantor from its obligations under this Commitment Letter or any of the other Loan Documents.

3.	In the event that the Lender consents to a direct or indirect sale, transfer, conveyance, or other disposition of the Property or the Borrower’s interest therein or any part or parts thereof, such consent shall not be deemed to be a waiver of the rights to require prior written consent for future or successive transactions of similar nature. The terms of the direct or indirect sale, transfer, conveyance, or other disposition of the Property or the Borrower’s interest therein or any part or parts thereof shall also be subject to the Lender’s approval and the Lender may at its sole and absolute discretion, require the amendment of this Commitment Letter or any of the other Loan Documents.

EXPROPRIATION

In the event that the Property or any part thereof is expropriated with the result that, in the Lender’s reasonable opinion, the undertaking, property and assets of the Borrower encumbered by the Hypothec are materially and adversely affected, the Lender may, at its option, require that the whole of the then unpaid portion of Principal Amount, interest thereon, all other amounts then owing to the Lender including, without limitation, the Yield Maintenance and all of the Lender costs and expenses become due and payable as of the date of the expropriation.

AMENDMENTS TO COMMITMENT LETTER

Any waiver of any provision of this Commitment Letter and any amendment to this Commitment Letter must be in writing and signed by an authorized representative of the Borrower, the Covenantor(s) and the Lender, duly authorized for that purpose.

NOTICE

Any notice, election, demand, declaration or request which may or is required to be given or made hereunder (unless otherwise required by law) be given or made in writing and shall be deemed given if served personally upon the party for whom it is intended or if mailed by prepaid registered post or sent by facsimile addressed to the party for whom it is intended at its or their address as follows:

in the case of the Lender to it at:

CMLS Financial Ltd.
Suite 2110 – 1066 West Hastings Street
Vancouver, British Columbia V6E 3X2

Attention: Suki Grewal
Fax: 604-687-2118

in the case of the Borrower or a Covenantor to it at:

Expediteur T.W. Ltee.
1201 Creditstone Road
Concord, Ontario
L4K 0C2

Attention: Fayaz D. Suleman
Fax: 416-596-8039

and every such notice shall be deemed to have been given upon the day it was personally served or, if mailed, upon the fifth Business Day after it was mailed . Any notice made or given by facsimile on a Business Day before 5:00 p.m. (local time of the recipient) shall be conclusively deemed to have been given and received on such Business Day, and otherwise shall be conclusively deemed to have been given and received on the first Business Day following the transmittal thereof. Either party may designate in writing a substitute address and thereafter notice shall be directed to such substituted address. In the event of a postal strike or other interruption of mail service, then all notices must be delivered personally or by telecopier to the addresses set out or such other addresses as may have been designated.

LEGAL AND OTHER COSTS

All third party costs and expenses incurred whether directly or indirectly by the Lender, whether directly or indirectly in connection with this Commitment Letter or any other Loan Documents, including without limitation reasonable legal fees and disbursements, appraisal fees, title insurance and insurance consultant’s fees, are payable by the Borrower whether or not the transaction proceeds as contemplated, and may be deducted from the proceeds of the Loan. The Borrower shall pay all reasonable costs and expenses imposed by the Lender in connection with any amendments to the Hypothec or the other Loan Documents, the discharge or assumption of the Hypothec or other hypothec, the preparation of any deed of hypothec or registration thereof, dishonoured payments or similar matters during the term of the Loan.

FUNDING REQUESTS

Once all conditions of the Commitment Letter have been met, the Lender will order funds and process all advances upon receipt of a minimum of five (5) clear Business Days’ notice prior to the intended date of funding.

COUNTERPARTS

This Commitment Letter may be executed in several counterparts, each of which shall be deemed to be an original and all counterparts, taken together, shall constitute one and the same instrument and it shall not be necessary in making proof of this Commitment Letter to produce or account for more than one such counterpart signed manually or by facsimile copy thereof.

ELECTRONIC TRANSMISSION

An electronically transmitted version of this signed Commitment Letter may be relied upon by the parties to the same extent as the original executed version.

TIME

Time shall be of the essence of this Commitment Letter.

BINDING EFFECT

Acceptance thereof shall constitute a binding contract from the date of acceptance and shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto respectively and shall continue in full force and effect notwithstanding registration of the Hypothec and related securities.

LANGUAGE CLAUSE

The parties hereto have agreed and requested that this Commitment Letter and other related documents be drafted in English language only; les parties aux présentes ont exigé et demandé que cette convention et tout autre document relié soient rédigés en langue anglaise seulement.

Yours truly,

CMLS FINANCIAL LTD.

/s/ Beverly White	/s/ Suki Grewal
Beverly White	Suki Grewal
President	Manager

ACCEPTED by the Borrower this 30th day of November, 2011.

EXPEDITEUR T.W. LTEE.

Per:	/s/ Richard E. Gaetz
I/We have the authority to bind the corporation

COVENANTOR(S)

VITRAN CORPORATION INC.

Per:	/s/ Richard E. Gaetz
I/We have the authority to bind the corporation

Per:
I/We have the authority to bind the corporation

VITRAN EXPRESS CANADA INC.

Per:	/s/ Richard E. Gaetz
I/We have the authority to bind the corporation
Print name:

Per:
I/We have the authority to bind the corporation
Print name: